                                                     Exhibit 10.3
                                                   CONFORMED COPY

                    DATED AS OF JUNE 25, 1999
                    -------------------------




              MONARCH RESOURCES INVESTMENTS LIMITED
                           as Borrower

                MONARCH MINERA SURAMERICANA, C.A.
                    as an additional Obligor

                 THE VARIOUS BANKS AND FINANCIAL
              INSTITUTIONS LISTED ON THE SIGNATURE
                          PAGES HERETO
                       as Initial Lenders

                  STANDARD BANK LONDON LIMITED
                       as Collateral Agent

                               and

                  STANDARD BANK LONDON LIMITED
                     as Administrative Agent



                  ----------------------------

                        CREDIT AGREEMENT
                  ----------------------------




                      ASHURST MORRIS CRISP
                         Broadwalk House
                         5 Appold Street
                         London EC2A 2HA
                       Tel: 0171 638 1111
                       Fax: 0171 972 7990
                      TCW/627S00004/1178124

                              INDEX

1.   DEFINITIONS; INTERPRETATION
1.1  Defined Terms
1.2  Use of Defined Terms
1.3  Accounting and Financial Determinations
1.4  Change in Accounting Principles
1.5  Project Determinations, etc
1.6  General Provisions as to Certificates and Opinions, etc.
1.7  Interpretation

2.    COMMITMENTS  AND PROCEDURES FOR MAKING LOANS;  CONTINUATION
PROCEDURES
2.1  Commitments; Making Loans
2.2  Continuation and Conversion Elections
2.3  Records
2.4  Funding
2.5  Obligations Several

3.   PRINCIPAL PAYMENTS; INTEREST; COMMISSIONS
3.1  Principal Payments
3.1.1Scheduled Repayments
3.1.2Prepayments - Voluntary and Mandatory
3.1.3Principal Payments Generally
3.2  Interest Payments
3.2.1Rate
3.2.2Post-Maturity Rate
3.2.3Payment Dates; Calculation of Interest
3.2.4Rate Determinations
3.3  Fees
3.3.1Agents' Fees

4.   PROJECT ACCOUNTS
4.1  The Account Bank; the Proceeds Account
4.2  Proceeds Account
4.3  Treatment of Proceeds of Project Insurance and Compensation
4.4   General Provisions Relating to the Proceeds Account and the
Local Accounts

5.    INCREASED COSTS; TAXES; MARKET DISRUPTIONS; GENERAL PAYMENT
PROVISIONS
5.1  Gold or Dollars Unavailable
5.2  Increased Costs, etc.
5.3  Funding Losses
5.4  Increased Capital Costs
5.5  Illegality
5.6  Taxes

5.7  Mitigation
5.8  Payments, Computations, etc.
5.9  Proration of Payments
5.10 Setoff
5.11 Conversion upon Acceleration, Judgment Currency, etc.
5.12 Application of Proceeds

6.   CONDITIONS PRECEDENT TO MAKING LOANS
6.1  Initial Loans
6.1.1Resolutions, etc.
6.1.2Acquisition Transaction, etc.
6.1.3Subordinated Loan Agreement, etc.
6.1.4Borrower Share Charge
6.1.5MMS Pledge Agreement
6.1.6Security Agreement (U.S. Assets)
6.1.7Canadian Security Agreement
6.1.8MMS Guaranty
6.1.9Venezuelan Security Documents
6.1.10     Account Agreement
6.1.11     Intercompany Subordination Agreement
6.1.12     Miscellaneous Documents and Conditions
6.1.13     Opinions
6.1.14     Approvals, Project Documents
6.1.15     Borrowing Notice
6.1.16     Closing Fees, Expenses, etc.
6.1.17     Compliance with Warranties, No Defaults, etc.

7.   REPRESENTATIONS AND WARRANTIES
7.1  Organization, Power, Authority, etc.
7.2  Due Authorization; Non-Contravention
7.3  Validity, etc.
7.4  Legal Status
7.5  Financial Statements
7.6  Absence of Default
7.7  Acquisition Agreement
7.8  Litigation, etc.
7.9  Materially Adverse Effect
7.10 Taxes and Other Payments
7.11 Mining Rights
7.12 Ownership and Use of Properties; Liens
7.13 Subsidiaries
7.14 Intellectual Property
7.15 Technology
7.16 Approvals; Project Documents
7.17 Environmental Warranties
7.18 Pari Passu

8.   COVENANTS
8.1  Informational and Financial Covenants
8.1.1Financial Information, etc.
8.1.2Defaults
8.1.3Miscellaneous Information Concerning the Project
8.1.4Books and Records; Access
8.1.5Financial Covenants of the Borrower
8.1.6Recalculation of Base Case
8.1.7Accuracy of Information
8.2  Affirmative Covenants
8.2.1Compliance with Laws, etc.
8.2.2Approvals; Operative Documents
8.2.3Maintenance of Corporate Existence
8.2.4Payment of Taxes, etc.
8.2.5Insurance
8.2.6Management and Operation
8.2.7Hedging - Metal Price
8.2.8Environmental Covenant
8.2.9Maintenance of Project Assets
8.2.10     Pari Passu
8.2.11     Collateral Agreements; After-Acquired Collateral
8.3  Negative Covenants
8.3.1Business  Activities; Place of Business; Organic  Documents;
Fiscal Year
8.3.2Indebtedness
8.3.3Liens
8.3.4Capital Expenditures
8.3.5Investments
8.3.6Restricted Payments, etc.
8.3.7Take or Pay Contracts
8.3.8Consolidation, Merger, etc.
8.3.9Asset Dispositions,  etc.
8.3.10     Transactions with Affiliates
8.3.11     Restrictive Agreements, etc.
8.3.12     Project Documents
8.3.13     Royalty Agreements

9.   EVENTS OF DEFAULT
9.1  Events of Default
9.1.1Non-Payment of Obligations
9.1.2Non-Performance of Certain Covenants
9.1.3Non-Performance of Other Obligations
9.1.4Breach of Representation or Warranty
9.1.5Default on other Indebtedness
9.1.6Bankruptcy, Insolvency, etc.
9.1.7Metal Trading Agreements
9.1.8Project Documents, etc.

9.1.9Impairment of Loan Documents
9.1.10     Abandonment, Mining Rights
9.1.11     Judgments
9.1.12     Change in Control
9.1.13     Materially Adverse Effect
9.1.14     Cease to Carry on Business
9.1.15     Political Risk Events
9.2  Action if Bankruptcy
9.3  Action if Other Event of Default

10.  THE AGENTS
10.1 Actions
10.2 Funding Reliance, etc.
10.3 Exculpation
10.4 Successors
10.5 Loans by Standard Bank
10.6 Standard Bank as Administrative Agent
10.7 Credit Decisions
10.8 Copies, etc

11.  MISCELLANEOUS
11.1 Waivers, Amendments, etc
11.2 Notices
11.3 Costs and Expenses
11.4 Indemnification
11.5 Survival
11.6 Severability
11.7 Headings
11.8 Counterparts; Effectiveness
11.9 Governing Law; Entire Agreement
11.10Successors and Assigns
11.11Sale and Transfer of Loans; Participations in Loans
11.11.1    Assignments
11.11.2    Participations
11.12Other Transactions
11.13Forum  Selection  and  Consent to  Jurisdiction;  Waiver  of
Immunity
11.14Waiver of Jury Trial
11.15English Language

                     SCHEDULES AND EXHIBITS

SCHEDULE I      Disclosure Schedule
SCHEDULE II      Base Case
SCHEDULE III     Additional Costs Rate
EXHIBIT A       Borrowing Notice
EXHIBIT B       Continuation Notice
EXHIBIT C       Conversion Notice
EXHIBIT D       Lender Assignment Agreement
EXHIBIT E       Compliance Certificate
EXHIBIT F-      1 Process Agent Acceptance
EXHIBIT F-2      Independent Consultant's Certificate
EXHIBIT G       Subordinated Loan Agreement
EXHIBIT H       Account Agreement
EXHIBIT I       MMS Guaranty
EXHIBIT J-1      Canadian Security Agreement
EXHIBIT J-2      Security Agreement (U.S. Assets)
EXHIBIT K-1      Borrower Share Charge
EXHIBIT K-2      MMS Pledge Agreement
EXHIBIT L-1      Assignment of Contract Rights
EXHIBIT L-2      Chattel Mortgage
EXHIBIT L-3      Pledge Without Conveyance
EXHIBIT L-4      Real Property Mortgage
EXHIBIT M-1      Intercompany Subordination Agreement
EXHIBIT M-2      Nationsbank Subordination Agreement
EXHIBIT N-1      Opinion of Debevoise & Plimpton, New York
                 counsel to the Finance Parties
EXHIBIT N-2      Opinion of Torres, Plaz & Araujo, Venezuelan
                 counsel to the Finance Parties
EXHIBIT N-3      Opinion of Neher Von Siegmund Rengifo Diquez,
                 Venezuelan counsel to the Obligors
EXHIBIT N-4       Opinion of Conyers Dill & Pearman, Bermudan
                  counsel
EXHIBIT N-5      Opinion of Nathaniel K. Adams, corporate
                 counsel to Hecla Mining
EXHIBIT N-6      Opinion of Fasken Martineau, Canadian counsel
                 to the Finance Parties

THIS  CREDIT  AGREEMENT is dated as of June  25,  1999  (this
"AGREEMENT") AMONG:-

(1) MONARCH RESOURCES INVESTMENTS LIMITED, a company organized and existing under the laws of Bermuda ("MRIL" or the "BORROWER");

(2) MONARCH MINERA SURAMERICANA, C.A., a company organized under the laws of Venezuela ("MMS"), as an additional Obligor;

(3) THE PARTIES LISTED ON THE SIGNATURE PAGES HERETO, as the initial lenders (collectively, the "INITIAL LENDERS");

(4) STANDARD BANK LONDON LIMITED, a bank organized under the laws of England ("STANDARD BANK"), in its capacity as the collateral agent (in such capacity, the "COLLATERAL AGENT");
     and

(5) STANDARD BANK LONDON LIMITED, in its capacity as the administrative agent (in such capacity, the "ADMINISTRATIVE
     AGENT").

WITNESSETH:

WHEREAS, Hecla Mining Company, a Delaware corporation ("HECLA MINING") is active in exploration and development of precious metals and has entered into the Purchase Agreement, dated of May 17, 1999 (the "ACQUISITION AGREEMENT"), pursuant to which Hecla Mining intends to purchase from Monarch Resources Limited, a corporation organized under the laws of Bermuda ("MRL" or the "VENDOR"), all of the issued and outstanding share capital of the Borrower;

WHEREAS, MRIL owns all of the issued and outstanding share capital of MMS and also of Monarch Resources de Mexico, S.A. de
C.V.,  a  company  organized under the laws of  Mexico  ("MONARCH
MEXICO");

WHEREAS, MMS owns the La Camorra underground gold mine in Venezuela (the "PROJECT") and the Project is already engaging in the commercial production and sale of Gold;

WHEREAS,  immediately  following completion  of  the  Acquisition
Transaction, MMS intends to initiate certain capital improvements
and   installations   and   to  fund  certain   working   capital
requirements at the Project;

WHEREAS, the Borrower has requested that the Lenders make loans available to the Borrower for the purposes of reimbursing moneys spent by Hecla Mining in the Acquisition Transaction and also for remitting funds to MMS to fund the improvements and working capital requirements at the Project described in the previous recital and the Lenders are willing to make such loans available to the Borrower, on the terms and subject to the conditions of this Agreement and the other Loan Documents;

WHEREAS, in order to finance its obligations under the Acquisition Agreement, Hecla Mining has requested that Standard Bank make additional funds available to it and Standard Bank is willing to make such loans available to Hecla Mining on the terms and subject to the conditions of the Subordinated Loan Agreement and the other Loan Documents;

WHEREAS, as security for the Borrower's obligations under this Agreement and for Hecla Mining's obligations under the Subordinated Loan Agreement: (a) Hecla Mining is willing to grant a security interest over the MRIL Shares and (b) the Borrower is willing to grant a security interest over the MMS Shares;

WHEREAS, as security for the Borrower's obligations under this Agreement and for Hecla Mining's obligations under the Subordinated Loan Agreement, MMS is willing: (a) to guarantee such obligations in favor of the Lenders and (b) grant security interests over those of its assets constituting the Project as more particularly set forth in the Loan Agreements to which it is a party.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy whereof is hereby acknowledged by each party hereto, the parties hereto hereby agree as follows:

1.   DEFINITIONS; INTERPRETATION

1.1  DEFINED TERMS

     The  following terms, when used in this Agreement, including
     its   preamble  and  recitals,  shall  have  the   following
     meanings:

     "ACCOUNT AGREEMENT" means that certain Account Agreement, executed or to be executed by the Collateral Agent, the Account Bank and the Borrower substantially in the form of EXHIBIT H attached hereto.

     "ACCOUNT BANK" means The Chase Manhattan Bank or, subject to this Agreement and the Account Agreement, such other bank located in New York with which the Proceeds Account shall be maintained.

     "ACQUISITION AGREEMENT" is defined in the FIRST RECITAL.

     "ACQUISITION EFFECTIVE DATE" means such date as of which the Acquisition Transaction shall have been completed in accordance with its terms.

     "ACQUISITION  TRANSACTION"  means  the  purchase  by   Hecla
     Mining  of  the  share  capital of  MRIL,  MMS  and  Monarch
     Mexico, as contemplated by the Acquisition Agreement.

     "ADDITIONAL COSTS RATE" means for any Interest Period, the applicable rate determined by Administrative Agent and the relevant Lenders in accordance with SCHEDULE III.

     "ADMINISTRATIVE AGENT" is defined in the PREAMBLE.

     "AFFILIATE" of any Person means any other Person which, directly or indirectly, controls or is controlled by or under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any compensation, welfare or similar plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power:

     (a) to  vote  twenty percent (20%) or more of the securities
          (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners of such Person; or

     (b) to  direct or cause the direction of the management  and
          policies  of  such  Person,  whether  by  contract   or
          otherwise.

     "AGENTS" means, collectively, the Administrative Agent and the Collateral Agent.

     "AGGREGATE COMMITMENT AMOUNT" means U.S.$11,000,000, as may be reduced pursuant to SECTION 2.1(d).

     "AGGREGATE DISCOUNTED PROJECTED CASHFLOW" means for any Forecast Period, the aggregate of Projected Available Cashflow for each Measurement Period comprising such Forecast Period, discounted back to the relevant Calculation Date at the Discount Rate.

     "AGREEMENT" is defined in the PREAMBLE.

     "APPLICABLE LAW" means, with respect to any Person or matter, any supranational, national, provincial, federal, state, regional or local statute, law, rule, treaty, convention, regulation, order, decree or other requirement relating to such Person or matter and, where applicable, any interpretation thereof by any Governmental Agency having jurisdiction with respect thereto or charged with the administration or interpretation thereof (in each case, whether or not having the force of law, but if not having the force of law, such statute, law, etc. being of the type with which such Person would comply in the ordinary course of business).

     "APPLICABLE MARGIN" means two and one-half percent.  (2.50%)
     PER ANNUM.

     "APPROVAL" means each and every approval, authorization, license, permit, consent, filing and registration by or with any Governmental Agency or other Person necessary for the execution, delivery or performance of this Agreement or any other Operative Document (including any such approval relating to, or necessary for, the production and export of Project Output and the consent of any lessor or owner of any property or assets forming part of the Project) or for the validity or enforceability hereof or thereof, whether or not referred to in ITEM 1 ("APPROVALS") of the Disclosure Schedule.

     "APPROVED CREDIT QUALITY" means at least A-1 (or any successor rating) by Standard & Poor's Rating Group, a division of McGraw Hill, Inc. and/or P-1 (or any successor rating) by Moody's Investors Services, Inc.

     "APPROVED SUBORDINATED INDEBTEDNESS" means any intercompany Indebtedness advanced by (a) any Subordinated Creditor for the benefit of the Borrower or MMS and subject to the terms and conditions of the Intercompany Subordination Agreement or (b) any other Affiliate of Hecla Mining for the benefit of the Borrower or MMS and subject to subordination and other terms and conditions the same in all material respects as those contained in the Intercompany Subordination Agreement.

     "ASSIGNEE LENDER" is defined in SECTION 11.11.1.

     "ASSIGNMENT OF CONTRACT RIGHTS" means any Assignment executed in Spanish between MMS, the Initial Lenders and the Collateral Agent relating to MMS' rights under any designated Project Document, the English translation of which shall be substantially in the form of EXHIBIT L-1 hereto.

     "ASSIGNOR LENDER" is defined in SECTION 11.11.1.

     "AUTHORIZED  REPRESENTATIVE" means, relative to any  Obligor or  Subordinated  Creditor,  those  of  its  officers  whose
     signatures   and   incumbency  shall  have  been   certified
     pursuant to SECTION 6.1.1.

     "AVAILABLE COMMITMENT AMOUNT" means, at any time prior to the Commitment Termination Date, the excess of the Commitment Amount (for all Lenders) at such time minus the Principal Amount of the Loans outstanding at such time.

     "AVAILABLE FREE CASHFLOW" means, for any relevant period, the amount equal to the following:

     (a) the actual revenues (expressed in Dollars) realized by MMS in respect of the Project during such period, MINUS;

     (b) all Operating Expenditures paid by MMS in respect of the Project during such period, MINUS;

     (c) all Taxes paid by MMS in respect of the Project during such period, MINUS;

     (d) all royalty and similar fees paid by MMS in respect of the Project during such period, MINUS;

     (e)  all  direct corporate costs as identified in  the  Base
          Case, MINUS;

     (f) all Capital Expenditures paid by MMS in respect of the Project during such period, PLUS;

     (g)  working  capital  recovery as identified  in  the  Base
          Case, MINUS;

     (h) amounts paid by the Borrower in respect of principal, interest or otherwise in respect of the Obligations during such period.

     For the purposes of the foregoing:

     (i) ITEM (a) shall be adjusted for any hedging profits or losses on settlement of each Metal Trading Agreement then in effect during such period;

     (ii) any Obligations paid in Gold shall be valued at the Current Dollar Equivalent at the time of payment; and

     (iii) in computing any portion of a relevant period where there are insufficiently accurate data to measure any amounts actually paid by the Borrower and/or MMS, any means of extrapolation and/or estimation reasonably acceptable to the Administrative Agent may be used.

     "BASE CASE" means the financial model prepared by the Borrower (approved in writing by the Administrative Agent), containing INTER ALIA operational, economic, technical and risk management data concerning the Project and relating to the Facility together with calculations of: (a) the Loan
     Life Cover Ratio, the Project Life Cover Ratio, the Debt Service Cover Flow Ratio, the Reserve Debt Cover Ratio and the Reserve Tail Cover Ratio as subject to agreed standard assumptions and sensitivity analyses, (b) Aggregate Discounted Projected Cashflow and Projected Available Cashflow until the Maturity Date or, as the case may be, the Project End Date and (c) the scheduled payment obligations with respect to the Facility, as such model is modified and updated pursuant to SECTION 8.1.6. A print-out of the initial Base Case is attached as SCHEDULE II.

     "BOLIVAR" means lawful money of Venezuela.

     "BORROWER" is defined in the PREAMBLE.

     "BORROWER SHARE CHARGE" means the Agreement executed by Hecla Mining and the Collateral Agent, substantially in the form of EXHIBIT K-1 hereto.

     "BORROWING DATE" means either Business Day on which Loans are made pursuant to SECTION 2.1.

     "BORROWING  NOTICE"  means a loan  request  and  certificate
     duly  executed  by  an  Authorized  Representative  of   the
     Borrower, substantially in the form of EXHIBIT A hereto.

     "BUSINESS DAY" means:

     (a) any day which is not Saturday, Sunday, a legal holiday or any other day on which banks are closed in London, England, Hamilton, Bermuda, or New York, New York or, to the extent involving MMS (but not any provision relating to the payment or making of the Loans) Caracas, Venezuela;

     (b) relative to the making, continuing converting or the calculation of the LIBO Rate, any day on which dealings in Dollars are carried on in the London interbank market; and/or

     (c) relative to the making, continuing, conversion or repaying of any Gold Loans, or any related determination, any day on which dealings in Gold are carried on between members of the LBMA in London.

     "CALCULATION DATE" means each June 30 and December 31, and, without duplication, the initial Borrowing Date.

     "CANADIAN  SECURITY AGREEMENT" means that  certain  Security
     Agreement  executed  by  Hecla  Mining  and  the  Collateral
     Agent, substantially in the form of EXHIBIT J-1 hereto.

     "CAPITAL  CONTRIBUTION"  means  a  cash  contribution   made
     (directly or indirectly) by one Person to the ordinary share capital or equity of another Person.

     "CAPITAL EXPENDITURES" means, for any period and with respect to any Person, the sum of:

     (a) the aggregate amount of all expenditures of such Person for fixed or capital assets (including expenditure incurred in connection with deferred development costs) made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

     (b) the   aggregate   amount   of  all   Capitalized   Lease
         Liabilities incurred during such period.

     "CAPITALIZED LEASE LIABILITIES" means all monetary obligations of any Person under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for the purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "CASH EQUIVALENT INVESTMENT" means, at any time:

     (a) any security, maturing not more than one year after the purchase thereof, issued by the United States Treasury that is maintained in book-entry form on the records of a Federal Reserve Bank in the United States;

     (b) commercial paper, maturing not more than nine months from the date of issue, which (i) has a rating of at least Approved Credit Quality and (ii) is issued or guaranteed by a company (other than any Obligor or Affiliate thereof) or a bank or commercial financial institution; or

     (c) any negotiable certificate of deposit or banker's acceptance denominated in Dollars, maturing not more than one year after the purchase thereof, or any money market funds in any case issued (or, in the case of a banker's acceptance, accepted) by a commercial banking institution organized under the laws of an OECD member country that has a combined capital and surplus and undivided profits of not less than U.S.$1,000,000,000 (or the equivalent thereof in any other currency).

     "CHANGE IN CONTROL" means:

     (a) the failure of Hecla Mining to own (and to have sole power to vote and dispose of), directly or indirectly and free and clear of all Liens (other than any Lien pursuant to any Collateral Agreement), 100% of the issued and outstanding share capital (however designated) of the Borrower;

     (b) the failure of the Borrower to own (and to have sole power to vote and dispose of), directly or indirectly and free and clear of all Liens (other than the Liens pursuant to any relevant Collateral Agreement), 100% of the issued and outstanding share capital (however designated) of MMS.

     Notwithstanding the foregoing, no Change in Control shall occur under this Agreement, if Hecla Mining wishes to reorganize its ownership interest in the Borrower and/or MMS as long as the Administrative Agreement shall have granted its consent to or such reorganization and the structure of and the benefits conferred by the Liens pursuant to the Collateral Agreement in effect before such reorganization shall be maintained.

     "CHATTEL  MORTGAGE" means the Chattel Mortgage  executed  in
     Spanish  between MMS, the Initial Lenders and the Collateral
     Agent,   the   English  translation  of   which   shall   be
     substantially in the form of EXHIBIT L-2 hereto.

     "COLLATERAL AGENT" is defined in the PREAMBLE.

     "COLLATERAL  AGREEMENTS"  means,  collectively,  the  Pledge
     Agreements and the Security Agreements.

     "COLLECTED LENDERS" means, collectively, the Lenders and the Subordinated Lenders.

     "COMMITMENT"  means  each  Lender's  obligation   to   make,
     maintain, continue and convert its Loans in an amount equal to its Commitment Amount in each case pursuant to the terms and subject to the conditions of this Agreement.

     "COMMITMENT  AMOUNT"  means  (a)  relative  to  any  Initial
     Lender, the amount set forth opposite its name on the signature pages hereto under the heading "COMMITMENT AMOUNT" and (b) relative to any Assignee Lender, the amount under the heading "COMMITMENT AMOUNT" assumed from the Assignor Lender pursuant to the Lender Assignment Agreement by which such Assignee Lender became a party to this Agreement, in each case as such amount may be adjusted pursuant to any Lender Assignment Agreement pursuant to which such Assignor Lender or Assignee Lender, as the case may be, is a party.

     "COMMITMENT TERMINATION DATE" means the earliest to occur of the following:

     (a) December 31, 1999;

     (b) the occurrence of any Enforcement Event;

     (c) the  Borrowing  Date  on which the  second  (and  final)
          Loans shall have been made pursuant to SECTION 2.1; and

     (d) the  termination of the Commitments pursuant to  SECTION
          2.1(d).

     "COMMITTED HEDGING AGREEMENTS" means all (a) Gold Loans  and
     (b) net forward sale, put/call options, spot deferred sale or other similar arrangements providing for a binding commitment to sell or deliver Gold entered into by the Borrower pursuant to SECTION 8.2.7.

     "COMPENSATION" means:

     (a) all cash or other consideration received by MMS (net of all reasonable out-of-pocket costs paid by MMS to Persons not affiliated with any Obligor in obtaining such cash or other consideration) in respect of the partial or total nationalization, expropriation, compulsory purchase, requisition or other taking (whether for title or otherwise) of the Project or the Project Assets, or any interest therein,

     (b) any sum received by MMS in respect of the release, inhibition, modification, suspension or extinguishment of any rights, easements or covenants enjoyed by or benefiting the Project or the Project Assets, or the imposition of any restriction affecting the Project or the Project Assets, or the grant of any easement or rights over or affecting the Project or the Project Assets or any part thereof, and

     (c) any cash or other payment received by MMS in respect of the refusal, revocation, suspension or modification of any Approval required for the construction or operation of the Project or the Project Assets, other  than any proceeds received in respect of any  Project
     Insurance.

     "COMPLIANCE CERTIFICATE" means a certificate (or such other form as may be reasonably acceptable to the Administrative Agreement) duly executed by an Authorized Representative of the Borrower, substantially in the form of EXHIBIT E hereto.

     "COMPLIANCE DATE" means each June 30 and December 31 of each calendar year.

     "CONTINGENT LIABILITY" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

     "CONTINUATION NOTICE" means a notice of continuation and certificate duly executed by an Authorized Representative of the Borrower, substantially in the form of EXHIBIT B hereto.

     "CONTRACTUAL OBLIGATION" means, relative to any Person, any provision of any security issued by such Person or of any Instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     "CONVERSION  AMOUNT" means the Dollars subject of  a  Dollar
     Loan or the Ounces subject of a Gold Loan to be converted pursuant to the relevant Conversion Notice.

     "CONVERSION DATE" means, in relation to any Loan, the date for converting such Loan as specified by the Borrower in the relevant Conversion Notice.

     "CONVERSION  NOTICE"  means  a  notice  of  conversion   and
     certificate duly executed by an Authorized Representative of the Borrower, substantially in the form of EXHIBIT C hereto.

     "CURRENT DOLLAR EQUIVALENT" means, at any date with respect to any Gold Loan, the amount obtained by multiplying the then Spot Gold Price by the number of Ounces subject of such Gold Loan.

     "CURRENT GOLD EQUIVALENT" means, at any date with respect to any Dollar Loan, the amount obtained by dividing the Principal Amount of such Dollar Loan by the then Spot Gold
     Price.

     "DEBT SERVICE COVER RATIO" means, at any Compliance Date, the ratio of:

     (a) Projected Available Cashflow for the Measurement  Period
          following  such Compliance Date and for each subsequent
          Measurement   Period  prior  to  (and  including)   the
          Maturity Date, to

     (b) Principal Amounts required to be paid with respect to the Loans (together with principal amounts in a maximum amount of U.S.$3,000,000 required to be paid with respect to the Subordinated Loans) for each such Measurement Period, together with all interest projected to be paid with respect to the Loans (and interest projected to be paid with respect to the Subordinated Loans, on the Maturity Date under the Subordinated Loan Agreement).

     For  the purposes of CLAUSE (b), Principal Amounts for  Gold
     Loans  shall  be  valued using the relevant Original  Dollar
     Equivalent.

     "DEFAULT" means any Event of Default or any condition or event which, after notice, lapse of time, the making of any required determination or any combination of the foregoing, would constitute an Event of Default.

     "DISCLOSURE   SCHEDULE"   means  the   Disclosure   Schedule
     attached hereto as SCHEDULE I.

     "DISCOUNT RATE" means, with respect to any Calculation Date, the  weighted average (by Principal Amount outstanding, with
     all   Gold   Loans  calculated  at  their  Original   Dollar
     Equivalent) of:

     (a)  the sum (in respect of any Dollar Loan) of (i) the LIBO
          Rate PLUS (ii) the Applicable Margin, and

     (b)  the  sum (in respect of any Gold Loan) of (i) the  Gold
          Rate PLUS (ii) the Applicable Margin,

     in each case for an actual Interest Period of six months commencing on such Calculation Date.

     "DOLLAR" and the sign "U.S.$" mean lawful money of the United States.

     "DOLLAR LENDING OFFICE" means (a) with respect to each Initial Lender, the office of such Initial Lender designated as such below its signature hereto or such other office of such Initial Lender as may be designated from time to time by notice from such Initial Lender to the Administrative Agent and the Borrower, (b) with respect to each Assignee Lender, the office of such Assignee Lender designated as such in the Lender Assignment Agreement pursuant to which it became a Lender or as may be designated from time to time by notice from such Assignee Lender to the Administrative Agent and the Borrower and (c) with respect to the Administrative Agent, the office of the Administrative Agent designated as such from time to time by notice to the Borrower and each Lender.

     "DOLLAR LOAN" means, relative to each Lender, those of such Lender's Loans which are from time to time denominated in Dollars.

     "EFFECTIVE DATE" is defined in SECTION 11.8.

     "ENFORCEMENT EVENT" means either:

     (a) an Insolvency Event; or

     (b) the occurrence of any other Event of Default and the acceleration of the Obligations pursuant to SECTION
          9.3.

     "ENVIRONMENTAL LAW" means, with respect to any Person, any Applicable Law relating to or imposing liability or standards of conduct concerning public health and safety and the protection of the environment that is applicable to such Person.

     "EVENT OF DEFAULT" is defined in SECTION 9.1.

     "FACILITY" means the Loans and the financial accommodations made to the Borrower in connection therewith.

     "FINANCE PARTIES" means, collectively, the Lenders and the Agents.

     "FISCAL QUARTER" means any quarter of a Fiscal Year.

     "FISCAL   YEAR"  means  any  period  of  twelve  consecutive
     calendar months ending on December 31.

     "FORECAST PERIOD" means, with respect to any Calculation Date, the period consisting of all Measurement Periods following such Calculation Date to (and including) the Maturity Date or, as the case may be, the Project End Date.

     "FORWARD GOLD RATE" means, for any relevant period, the rate
     PER  ANNUM  quoted in the London Interbank  Forward  Bullion
     Market two Business Days prior to the commencement of such period on the Reuters Screen GOFO Page.

     "F.R.S.  BOARD" means the Board of Governors of the  Federal
     Reserve System.

     "GAAP" means, as the context may require, Canadian GAAP, U.S. GAAP or Venezuelan GAAP.

     "GOLD" means gold bullion measured in fine ounces troy weight.

     "GOLD LENDING OFFICE" means (a) with respect to each Initial Lender, the office of such Initial Lender designated as such below its signature hereto or such other office maintained by or on behalf of such Initial Lender as may be designated from time to time by notice from such Initial Lender to the Administrative Agent and the Borrower, (b) with respect to each Assignee Lender, the office of such Assignee Lender designated as such, the lender Assignment Agreement pursuant to which it became a lender or as may be designated from time to time by notice from such Assignee Lender to the Administrative Agent and the Borrower and (c) with respect to the Administrative Agent, the office of the Administrative Agent designated as such from time to time by notice to the Borrower and each Lender.

     "GOLD LOAN" means, relative to each Lender, those of such Lender's Loans which are from time to time denominated in Gold.

     "GOLD OBLIGATION" is defined in SECTION 5.11(a).

     "GOLD RATE" means for any Interest Period in relation to a Gold Loan, the rate of interest PER ANNUM equal to (i) the LIBO Rate for such Interest Period MINUS (ii) the Forward
     Gold Rate for such Interest Period.

     "GOVERNMENTAL AGENCY" means any supranational, national, federal, state, regional or local government or governmental department or other entity charged with the administration, interpretation or enforcement of any Applicable Law.

     "HAZARDOUS MATERIAL" means:

     (a) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, substance or waste within the meaning of any Environmental Law; or

     (b) any petroleum product.

     "HECLA MINING" is defined in the FIRST RECITAL.

     "HEDGING OBLIGATIONS" means, with respect to any Person, all liabilities of such Person under commodity swap agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements, options or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or precious metals prices (including any Metal Trading Agreements).

     "IMPERMISSIBLE QUALIFICATION" means, relative to the opinion or report of any independent certified public accountant or any independent chartered accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or report:

     (a)which is of a "going concern" or similar nature;

     (b) which relates to any limited scope of examination of matters relevant to such financial statement which has resulted from any action of such Obligor the result of which is, directly or indirectly, to prevent such accountant from making such examination as such accountant deems appropriate; or

     (c) which relates to the treatment or classification of  any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause a default of any of the obligations under SECTION 8.1.5.

     "INDEBTEDNESS" of any Person means, without duplication:

     (a) all obligations of such Person for borrowed money or metals (including Gold) and all obligations evidenced by bonds, debentures, notes, or other similar Instruments on which interest charges are customarily paid;

     (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances and similar instruments, in each such case issued for the account of such Person;

     (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

     (d) net payment liabilities of such Person under all Hedging
          Obligations;

     (e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

     (f) all Contingent Liabilities of such Person in respect of any of the foregoing items which are the obligations of any other Person.

     "INDEMNIFIED LIABILITIES" is defined in SECTION 11.4.

     "INDEMNIFIED PARTIES" is defined in SECTION 11.4.

     "INDEPENDENT CONSULTANT" means Steffen, Roberston & Kirsten, or such other independent mining consultant as is retained for the purposes of the Facility by the Administrative Agent. The Independent Consultant's duties include assistance in the review of the Base Case and also the preparation and delivery of operating technical and production reports concerning the Project for each six month period during the life of the Facility based on reports delivered to the Administrative Agent pursuant to
     SECTION 8.1.3 and, where relevant its on-site inspections of the Project.

     "INDEPENDENT CONSULTANT'S CERTIFICATE" means a certificate duly executed by the Independent Consultant, substantially in the form of EXHIBIT F-2 hereto.

     "INITIAL LENDERS" is defined in the PREAMBLE.

     "INSOLVENCY EVENT" means, with respect to any Obligor, the occurrence of any Default described in SECTION 9.1.6.

     "INSTRUMENT" means any contract, agreement, indenture, mortgage, document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed, or undertaken, or any Lien (or right or interest therein) is granted or perfected or purported to be granted or perfected.

     "INSURANCE CONSULTANT" is defined in SECTION 8.1.4.

     "INSURANCE SUMMARY" is defined in SECTION 6.1.12(c).

     "INTERCOMPANY SUBORDINATION AGREEMENT" means that certain Intercompany Subordination Agreement, executed by the Borrower, MMS, the Subordinated Creditors and the
     Collateral Agent, substantially in the form of EXHIBIT M-1 hereto.

     "INTEREST PERIOD" means, relative to any Loan:

     (a) initially, the period from the date such Loan was made on the Borrowing Date to the day which numerically corresponds to such date one, three or six months thereafter (or such other date as agreed between all the Lenders and the Borrower but, subject at all times to the provisions of SECTION 5.1);

     (b) thereafter, each period from the last day of the immediately preceding Interest Period applicable to such Loan to the day which numerically corresponds to such date one, three or six months thereafter (or such other date as agreed between all the Lenders and the Borrower and, subject as provided in CLAUSE (a)) as the Borrower may irrevocably select in the relevant Continuation Notice or Conversion Notice delivered pursuant to SECTION 2.2;

     PROVIDED, HOWEVER, that:

     (c) absent the timely selection of an Interest Period for a then outstanding Loan, the Borrower shall be deemed to have selected an Interest Period identical to that then in effect with respect to such Loan;

     (d) if such Interest Period for any Loan would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day, unless, in the case of any Dollar Loans, such Business Day occurs in the next following calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

     (e) the Borrower shall not be permitted to select, and there shall not be applicable, any Interest Period for any Loan that would end later than the Maturity Date;

     (f) at any one time, there shall only be permitted to be in effect a maximum of eight Interest Periods with respect to the Loans; and

     (g) the   Administrative  Agent  shall  be  able  to  select
          Interest Periods satisfactory to it pursuant to the terms and conditions of SECTION 3.2.2 or after any Enforcement Event.

     "INVESTMENT" means, relative to any Person and without duplication:

     (a) any  loan  or advance made by such Person to  any  other
          Person   (excluding  commission,  travel  and   similar
          advances to officers and employees made in the ordinary course of business);

     (b) any Contingent Liability entered into  by  such  Person;
          and

     (c) any ownership or similar interest held by such Person in any other Person.

     The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

     "LBMA" means The London Bullion Market Association.

     "LENDER    ASSIGNMENT   AGREEMENT"   means   an   Assignment
     Agreement, duly executed by an Assignor Lender and an Assignee Lender, substantially in the form of EXHIBIT D hereto.

     "LENDERS" means, collectively, the Initial Lenders and the Assignee Lenders.

     "LIBO RATE" means:-

     (a) the rate (rounded upwards, if necessary, to the nearest four decimal places) which is the offered rate at or about 11.00 a.m. two Business Days prior to the relevant Interest Period for Dollar deposits for a period equal to the relevant Interest Period which appears on the display designated as the British Bankers' Association Interest Settlement Rate as quoted on the Reuters' Screen page no. LIBOR = (or such other page or service as may replace page no. LIBOR = of such service (as the case may be) for the purpose of so displaying the British Bankers' Association Interest

          Settlement Rate for London interbank offered rates and, in the absence of any such replacement page or service, such other page of such other service as the
          Administrative Agent, the relevant Lenders and the Borrower may agree), or

     (b) if no relevant rate appears on Reuters' Screen page no. LIBOR = or if such Reuters' Screen page is unavailable at the relevant time the arithmetic mean (rounded upwards, if necessary, to the nearest four decimal places) of the respective rates, as supplied to the Administrative Agent at its request, quoted by the Reference Banks to prime banks in the London Interbank Market at or about 11.00 a.m. two Business Days prior to the relevant Interest Period in an amount comparable to the amount of the relevant Loans and for a period equal to the Interest Period for delivery on the first day of that Interest Period.

     "LIEN" means any security interest, mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

     "LOAN" means any Lender's loans under this Agreement, whether outstanding or to be made, and whether Dollar Loans or Gold Loans.

     "LOAN DOCUMENTS" means, collectively, this Agreement, the Collateral Agreements, the Subordinated Loan Agreement, the Account Agreement, the MMS Guaranty, the Intercompany Subordination Agreement, each Metal Trading Agreement to which any Lender is a party, and each other Instrument executed by any Obligor or any Affiliate of any thereof evidencing any obligation (monetary or otherwise) in connection with and pursuant to this Agreement and the transactions contemplated hereby and representing obligations incurred to any of the Finance Parties.

     "LOAN LIFE COVER RATIO" means, at any Calculation Date, the ratio of:

     (a) Aggregate   Discounted  Projected   Cashflow   for   the
          Forecast Period following such Calculation Date to (and including) the Maturity Date, to

     (b) the    Principal   Outstandings   (together   with   the
         outstanding principal amount of the Subordinated Loans) as at such Calculation Date.

     For the purposes of CLAUSE (b), Principal Outstandings with respect to Gold Loans shall be valued using their Original
     Dollar Equivalent.

     "LOCAL ACCOUNTS" is defined in SECTION 4.1(b).

     "LONDON GOLD PRICE" means on any day the price per Ounce of Gold as fixed by members of the LBMA during the afternoon of such day (including an amount, if any, equal to the premium and any other additional amounts that would be payable in the London bullion market in connection with a purchase of Gold). If the London Gold Price is not available by reference to the price fixed as aforesaid, then the London Gold Price shall be any of the following alternatives, with each later mentioned alternative to be used if the previous alternative is not available:

     (a) if  such  day is a Business Day (as described in  CLAUSE
          (c) of the definition of such term), the price per Ounce of Gold as fixed by members of the LBMA during the morning of such day (including the premium and additional amounts described above),

     (b) if such day is a Business Day as aforesaid, the publicly quoted price in Dollars per Ounce of Gold on such other accessible international bullion market as may be agreed between the Administrative Agent and the Borrower, or

     (c) if such day is not a Business Day as aforesaid, the price per Ounce of Gold as fixed by members of the LBMA during the afternoon of the previous Business Day.

     "MATERIAL PROJECT DOCUMENTS" means the Union Contract, any contract or agreement relating to the operation or maintenance of the Project of the nature that a Materially Adverse Effect would result if such contract or agreement were not in effect or were terminated and not replaced within a period of 30 days and includes those Instruments designated as "MATERIAL PROJECT DOCUMENTS" from time to time pursuant to SECTION 8.3.12(b).

     "MATERIALLY ADVERSE EFFECT" means an effect, resulting from any occurrence of whatever nature (including any adverse determination in any labor controversy, litigation, arbitration or governmental investigation or proceeding), which is materially adverse to:

     (a) the ability of any Obligor to make any payment or perform any other material obligation required under any Operative Document to which it is a party; or

     (b) the ability of MMS to operate and maintain the Project substantially in accordance with this Agreement.

     "MATURITY" means, relative to the Loans, any date  on  which the  Loans are stated to be due and payable, in whole or  in
     part,    whether   by   required   repayment,    prepayment,
     declaration or otherwise.

     "MATURITY DATE" means June 30, 2004.

     "MAXIMUM DOLLAR EQUIVALENT" means, with respect to any  Gold
     Loan, the amount in Dollars obtained by multiplying the Original Dollar Equivalent of such Gold Loan (as originally made or converted) by 1.5.

     "MEASUREMENT  PERIOD"  means  the  period  of  six  calendar months commencing on each January 1 and July 1 of each calendar year; PROVIDED, HOWEVER, for the computation of a financial ratio where a Measurement Period (i) commences on the initial Borrowing Date, "MEASUREMENT PERIOD" means the period commencing on the occurrence (or scheduled occurrence) of the initial Borrowing Date and ending on the June 30 or December 31 next following or (ii) ends on the Maturity Date or the Project End Date, "MEASUREMENT PERIOD" means the period commencing on the relevant January 1 or July 1 and ending on the scheduled occurrence of either the Maturity Date or the Project End Date, as the case may be.

     "METAL  TRADING  AGREEMENTS" means,  collectively,  (i)  the
     Committed Hedging Agreements and (ii) any other agreements entered into by the Borrower relating to the sale or purchase of Gold.

     "MINING RIGHTS" means all interests in the surface of the lands, the minerals in (or that may be extracted from) the lands, the royalty agreements, water rights, mining concessions, fee interests, mineral leases, mining licenses, profits-a-prendre, joint ventures and other leases, rights-of-way, enurements, licenses and other rights and interests in real property used by or necessary to MMS to operate and maintain the Project.

     "MMS" is defined in the PREAMBLE.

     "MMS GUARANTY" means the Guaranty Agreement executed by MMS and the Collateral Agent, substantially in the form of
     EXHIBIT I hereto.

     "MMS PLEDGE AGREEMENT" means the Pledge Agreement executed by the Borrower, the Initial Lenders and the Collateral
     Agent, substantially in the form of EXHIBIT K-2 hereto.

     "MMS  SHARES" means the 24,500 Class A Shares and the 25,500
     Class B Shares, each in capital stock of MMS.

     "MONARCH MEXICO" is defined in the SECOND RECITAL and includes any successor by name change.

     "MONARCH MEXICO SHARES" means the 8,464,676 shares of capital stock of Monarch Mexico.

     "MRIL " is defined in the PREAMBLE.

     "MRIL SHARES" means the 7,500,000 shares of capital stock of MRIL.

     "MRL" is defined in the FIRST RECITAL.

     "NATIONSBANK SUBORDINATION AGREEMENT" means that certain Subordination Agreement, executed by Nationsbank, N.A., as senior creditor, Standard Bank, as subordinated creditor and Hecla Mining, substantially in the form of EXHIBIT M-2 hereto.

     "NON-MATERIAL APPROVALS" is defined in SECTION 7.16(a)(ii).

     "OBLIGATIONS" means all obligations of any relevant  Obligor
     with  respect  to  the  repayment  or  performance  of   all
     obligations (monetary or otherwise) arising under or in connection with the Facility.

     "OBLIGORS" means, collectively, the Borrower, MMS and  Hecla
     Mining.

     "OECD" means the Organization for Economic Cooperation and Development.

     "OPERATING EXPENDITURES" means, for any applicable period, all production, mining, crushing, leaching, metallurgical processing, laboratory, utility, milling, power, transport, refining and similar operating and administrative costs during such period.

     "OPERATIVE   DOCUMENTS"   means,  collectively,   the   Loan
     Documents and the Project Documents.

     "ORGANIC DOCUMENT" means with respect to (a) the Borrower, its memorandum of association and its by-laws, (b) MMS, its by-laws (ESTATUTOS) and (c) any of the foregoing, all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock or other equity interests.

     "ORIGINAL DOLLAR EQUIVALENT" means, with respect to any Gold
     Loan,  the amount obtained by multiplying the Original  Gold
     Price applicable to such Gold Loan by the number of Ounces subject of such Gold Loan.

     "ORIGINAL GOLD PRICE" means, with respect to any Gold subject of a Gold Loan, the London Gold Price two Business
     Days prior to the date such Gold Loan was made or converted from a Dollar Loan into a Gold Loan.

     "OUNCE" means a fine ounce troy weight of Gold in a form readily tradeable with members of the LBMA from time to time.

     "PARTICIPANT" is defined in SECTION 11.11.2.

     "PAYMENT   DATE"  means  each  June  30  and  December   31,
     commencing with June 30, 2000.

     "PERCENTAGE" means, relative to any Lender and at any time, the ratio (expressed as a percentage) of (i) the Principal Amount of such Lender's Loans at such time to (ii) the Principal Amount of all the Lenders' Loans at such time. For the purposes of the foregoing sentence, all Gold Loans shall be calculated at their Original Dollar Equivalent.

     "PERMITTED  LIENS"  means the Liens  permitted  pursuant  to
     SECTION 8.3.3.

     "PERSON"    means    any   natural   person,    corporation,
     partnership,    firm,   association,   trust,    government,
     governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "PLEDGE AGREEMENTS" means, collectively, the Borrower  Share
     Charge and the MMS Pledge Agreement.

     "PLEDGE WITHOUT CONVEYANCE" means the Pledge executed in Spanish between MMS, the Initial Lenders and the Collateral Agent over Project Output (including that being processed by the Project), the English translation of which shall be substantially in the form of EXHIBIT L-3 hereto.

     "POLITICAL RISK INSURANCE" is defined in SECTION 6.1.12(f).

     "PRINCIPAL AMOUNT" means:-

     (a)  with  respect  to  any Gold Loan,  the  Current  Dollar
          Equivalent  (or  as  the context may  require  Original
          Dollar Equivalent) of such Gold Loan; and

     (b) with respect to any Dollar Loan, the principal amount thereof.

     "PRINCIPAL  OUTSTANDINGS" means at any  time  the  Principal
     Amount of all outstanding Loans at such time.

     "PROCEEDS ACCOUNT" means the account maintained by the Borrower with the Account Bank pursuant to SECTION 4.1(a).

     "PROCESS AGENT" is defined in SECTION 11.13.

     "PROJECT" is defined in the THIRD RECITAL.

     "PROJECT ASSETS" means all properties, assets or other rights, whether real or personal, tangible or intangible, now owned or hereafter acquired by or for the benefit of MMS, which are used or intended for use in or forming part of the Project.

     "PROJECT DOCUMENTS" means, collectively and without duplication (a) the Material Project Documents, (b) all other Instruments referred to in ITEM 2 ("CURRENT/PENDING PROJECT DOCUMENTS") of the Disclosure Schedule and (c) all other Instruments designated as "PROJECT DOCUMENTS" from time to time pursuant to SECTION 8.3.12.

     "PROJECT END DATE" means December 31, 2006.

     "PROJECT INSURANCE" means any policy of insurance held in connection with the Project pursuant to SECTION 8.2.5.

     "PROJECT LIFE COVER RATIO" means, at any Calculation Date, the ratio of:

     (a) Aggregate   Discounted  Projected   Cashflow   for   the
          Forecast Period following such Calculation Date to (and including) the Project End Date, to

     (b) the    Principal   Outstandings   (together   with   the
          outstanding principal amount of the Subordinated Loans) as at such Calculation Date.

     For the purposes of CLAUSE (b), Principal Outstandings with respect to Gold Loans shall be valued using their Original
     Dollar Equivalent.

     "PROJECT  OUTPUT"  means  all  products  from  the   Project
     including ore, dore and Gold.

     "PROJECT   PARTY"  means  (i)  any  Obligor  and  (ii)   any
     contractor,   operator   or  processor   involved   in   the
     technical,   physical  and  operational   aspects   of   the
     operation and maintenance of the Project.

     "PROJECTED  AVAILABLE CASHFLOW" means, for  any  Measurement
     Period, the amount reached by computing:

     (a) the   actual   revenues  (expressed   in   Dollars   and
          calculated by reference to Ounces of Gold) projected to be realized by MMS in respect of the Project during such period, MINUS;

     (b) all Operating Expenditures projected to be paid by MMS in respect of the Project during such period, MINUS;

     (c) all Taxes projected to be paid by MMS in respect of the Project during such period, MINUS;

     (d) all royalty and similar fees projected to be paid by MMS in respect of the Project during such period, MINUS;

     (e) all  direct  corporate costs as identified in  the  Base
          Case, MINUS;

     (f) all Capital Expenditures projected to be paid by MMS in respect of the Project during such period, PLUS;

     (g) working  capital  recovery as  identified  in  the  Base
          Case.

     For  the  purposes  of ITEM (a) above, as  at  any  relevant
     Compliance Date:

     (i) any  Ounces  subject  of  Committed  Hedging  Agreements
          (other than Gold Loans) then in effect shall be valued using the actual delivery price specified in such Committed Hedging Agreements;

     (ii)any Ounces subject of Gold Loans due to be repaid within the relevant Measurement Period shall be valued at their Original Dollar Equivalent; and

     (iii) any other Ounces then projected to be produced shall be valued using the lower of (i) the average Spot Gold Price (for a period of three months) ending on
          (and  including)  the  relevant  Compliance  Date   and
          (ii)  the Spot Gold Price as at the relevant Compliance
          Date.

     "PURCHASE PRICE" is defined in the Acquisition Agreement.

     "REAL PROPERTY MORTGAGE" means the Mortgage executed in Spanish between MMS, the Initial Lenders and the Collateral Agent over certain real property assets and interests in and relating to the Project (including certain real property assets and interests owned or to be acquired by
     MMS), the English translations of which shall be substantially in the form of EXHIBIT L-4 hereto.

     "REFERENCE BANKS" means Citibank N.A., The Chase Manhattan Bank and Deutsche Bank AG acting through their principal offices in London, or such other banks and financial institutions which the Borrower and the Administrative Agent may agree.

     "REFINING/TRANSPORTATION AGREEMENT" means the contract providing for the refining of Project Output and its shipment (as permitted by Applicable Law) to refiners outside of Venezuela to be on terms and conditions, and to be in effect with a counterparty, reasonably satisfactory to the Administrative Agent.

     "REGULATORY   CHANGE"   means  the  occurrence   after   the
     Effective Date of any change in or
     abrogation of, or introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of any:

     (a) statute, law, rule, or regulation applicable to any Finance Party, or

     (b) guideline, interpretation, directive, consent decree, administrative order, request or determination (whether or not having the force of law but, if not having the force of law, such guideline, etc. being of the type with which such Finance Party would comply in the ordinary course of business) applicable to such Finance Party of any court, central bank or governmental or regulatory authority charged with the interpretation or administration of any statute, law, rule or regulation referred to in CLAUSE (a) or of any fiscal, monetary, or other authority having jurisdiction over such Finance Party.

     "REQUIRED COLLECTED LENDERS" means, at any time, Collected Lenders having, in the aggregate, a percentage of more than sixty-six and two thirds (662/3%), computed by reference to the ratio of: (a) the sum of (i) the Principal Amount of such Collected Lenders' Loans at such time PLUS (ii) the principal amount of such Collected Lenders' Subordinated Loans at such time to (b) the sum of (i) the Principal Amount of all the Collected Lenders' Loans at such time PLUS (ii) the principal amount of all the Collected Lenders' Subordinated Loans at such time. For the purposes of this definition, all Gold Loans shall be calculated at their Original Dollar Equivalent.

     "REQUIRED LENDERS" means, at any time, Lenders having, in the aggregate, a Percentage of more than sixty-six and two-thirds (662/3%).

     "REQUIREMENT  OF LAW" means, as to any Person,  its  Organic
     Documents and any Applicable Law or Contractual Obligation binding on or applying to such Person.

     "RESERVE DEBT COVER RATIO" means, at any date, the ratio of:

     (a) Reserves as at such date, to

     (b) the    Principal   Outstandings   together   with    the
          outstanding principal amount of the Subordinated Loans, as at such date.

For the purposes of items (a) and (b) above,

     (i) any Ounces the subject of Committed Hedging Agreements (other than Gold Loans) in effect at any relevant time of measurement shall be valued using the actual delivery price specified in such Committed Hedging Agreement;

     (ii) any Ounces the subject of Gold Loans due to be repaid at any relevant time of measurement shall be valued at their Original Dollar Equivalent; and

     (iii)any other Ounces projected to be produced at any relevant time of measurement shall be valued using the lower of (i) the average Spot Gold Price (for a period of three months) ending on such date and (ii) the Spot Gold Price as at such date.

     "RESERVE TAIL COVER RATIO" means, at any date, the ratio of:-

     (a)  Reserves as at such date, to

     (b)   Reserves as at the Effective Date.

     "RESERVES" means those ounces of gold underlying the Project which, in accordance with guidelines promulgated by the U.S. Securities and Exchange Commission, could be economically and legally extracted or produced at any relevant time of determination, or, without duplication, which are presented in the Base Case as mineable gold ore.

     "RESTATED  CREDIT  AGREEMENT"  means  the  Restated   Credit
     Agreement,   dated  May  7,  1999,  between  Hecla   Mining,
     Nationsbank, N.A. as Agent and the lenders party thereto.

     "SECURITY  AGREEMENT  (U.S.  ASSETS)"  means  that   certain
     Security  Agreement  executed  by  the  Borrower   and   the
     Collateral Agent, substantially in the form of EXHIBIT J-2 attached hereto.

     "SECURITY  AGREEMENTS" means, collectively,  the  Venezuelan
     Security Documents, the Canadian Security Agreement, and the Security Agreement (U.S. Assets).

     "SPOT GOLD PRICE" means, at any date, the London Gold Price in effect two Business Days prior to such date.

     "STANDARD BANK" is defined in the PREAMBLE.

     "SUBORDINATED  CREDITORS"  means,  collectively,  in   their
     capacities   as  lenders  under  any  Instrument  evidencing
     Approved  Subordinated Indebtedness, Hecla  Mining  and  its
     Affiliates.

     "SUBORDINATED LENDERS" means Standard Bank and the other banks from time to time party to the Subordinated Loan
     Agreement.

     "SUBORDINATED LOAN AGREEMENT" means that certain Loan Agreement executed or to be executed by Hecla Mining, as borrower, the Subordinated Lenders, Standard Bank as Administrative Agent and Standard Bank as Collateral Agent, substantially in the form of EXHIBIT G hereto.

     "SUBORDINATED LOANS" means the loans outstanding under the Subordinated Loan Agreement.

     "TAX CREDIT" is defined in SECTION 5.7(b).

     "TAX PAYMENT" is defined in SECTION 5.7(b).

     "TAXES" means any present or future income, franchise, excise, stamp or other taxes, fees, duties, withholdings or other charges of any nature imposed by any taxing authority of any jurisdiction.

     "TYPE" means, as the context may require, Gold Loans or Dollar Loans.

     "UNION  CONTRACT"  means the contract between  MMS  and  the
     Union   of   Workers  from  the  Gold,  Diamonds,   Bauxite,
     Dolomite,  Kaolin,  etc.  mines  of  Bolivar  State,   dated
     November 5, 1998.

     "U.S. GAAP" is defined in SECTION 1.3.

     "VENDOR" is defined in the FIRST RECITAL.

     "VENEZUELAN GAAP" is defined in SECTION 1.3.

     "VENEZUELAN SECURITY DOCUMENTS" means the Real Property Mortgage, the Chattel Mortgage, the Pledge Without Conveyance, any Assignment of Contract Rights and all other documents expressed to be governed by the laws of Venezuela creating, evidencing or granting or the subject of security for the obligations of any Obligor under the Loan Documents.

1.2  USE OF DEFINED TERMS

     Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in this Agreement and each other Loan Document and each notice and other communication delivered from time to time in connection therewith.

1.3  ACCOUNTING AND FINANCIAL DETERMINATIONS

     Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, generally accepted accounting principles in the U.S. ("U.S. GAAP"). Notwithstanding the foregoing, the parties hereto recognize that the financial statements of MMS referred to in SECTION 7.5 were prepared in accordance with generally accepted accounting principles in Venezuela ("VENEZUELAN GAAP"), and all accounting terms, determinations and computations relating to MMS at any time prior to the Effective Date shall be interpreted in accordance therewith.

1.4  CHANGE IN ACCOUNTING PRINCIPLES

     If, after the Effective Date, there shall (without prejudice to SECTION 8.3.1) be any change to either the Borrower's or MMS' Fiscal Year, or in the application of the accounting principles used in the preparation of the financial statements of Hecla Mining for the Fiscal Year ending December 31, 1998 (as delivered pursuant to the
     Subordinated Loan Agreement) as a result of the promulgation of rules, regulations, pronouncements or opinions by agencies having jurisdiction over financial reporting and accounting standards which changes result in a change in the method of calculation of, or have an adverse impact on, financial covenants, standards, or terms applicable to either the Borrower or MMS found in this Agreement or any other Loan Document, such Obligor and the Administrative Agent agree promptly to enter into negotiations in order to amend such financial covenants, standards or terms so as to reflect equitably such changes with the desired result that the evaluations of such
     Obligor's financial condition shall be the same after such changes as if such changes had not been made; PROVIDED, HOWEVER, that until the Required Lenders have given their consent (such consent not to be unreasonably withheld, conditioned or delayed) to the Administrative Agent to such amendments, each such Obligor's financial condition shall continue to be evaluated on the same principles as those used in the preparation of Hecla Mining's financial statements for the Fiscal Year ending December 31, 1998 as described above.

1.5  PROJECT DETERMINATIONS, ETC

     Subject   to   SECTION   8.1.7,   all   determinations   and
     calculations relating to the Project (including, to the extent involving projections, the determination or calculation, as the case may be, of Aggregate Discounted Projected Cashflow, Debt Service Cover Ratio, Loan Life Cover Ratio, Project Life Cover Ratio, Projected Available Cashflow, Reserve Debt Cover Ratio and/or Reserve Tail Cover Ratio) shall be made in accordance with the Base Case.

1.6  GENERAL PROVISIONS AS TO CERTIFICATES AND OPINIONS, ETC.

     Whenever the delivery of a certificate is a condition precedent to the taking of any action by either Agent or any Lender hereunder, the truth and accuracy of the facts and the diligent and good faith determination of the opinions stated in such certificate shall in each case be conditions precedent to the right of any Obligor to have such action taken, and any certificate executed by such Obligor shall be deemed to represent and warrant that the facts stated in such certificate are true and accurate as of the date stated.

1.7  INTERPRETATION

     Unless  a  clear contrary intention appears, this  Agreement
     and   each  other  Loan  Document  shall  be  construed  and
     interpreted in accordance with the provisions set forth below:

     (a) the singular number includes the plural number and vice versa;

     (b) reference to any Person includes such Person's successors, executors, administrators, substitutes and assigns but, if applicable, only if such successors, executors, administrators, substitutes and assigns are permitted by this Agreement or such other Loan Document, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

     (c)  reference to any gender includes any other gender;

     (d) reference to any agreement, document or Instrument means such agreement, document or Instrument as amended, supplemented, novated, refinanced, replaced, waived, restated or modified, and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

     (e) reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

     (f) reference to any Applicable Law means such Applicable Law as amended, modified, codified or re-enacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder;

     (g) "HEREUNDER", "HEREOF", "HERETO", "HEREIN" and words of similar import shall be deemed references to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Article, Section, clause or other provision hereof or thereof;

     (h) any reference to any particular Article, Section or clause shall be to such Article, Section or clause of this Agreement or such other Loan Document;

     (i) "INCLUDING" means including without limiting the generality of any description preceding such term;

     (j) relative to the determination of any period of time, "FROM" means "FROM (AND INCLUDING)" and "TO" means "TO (BUT EXCLUDING)";

     (k) any reference to a time of day is a reference to London time;

     (l) reference to a "COMPANY" or "CORPORATION" shall be construed as a reference to the analogous form of business entity used in any relevant jurisdiction;

     (m) when an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning; and

     (n) any reference to the "knowledge" of an Obligor or its Authorized Representative with respect to a certain matter means either such Person's actual knowledge with respect to such matter or that of which a Person, in the position of such Obligor or Authorized Representative and acting reasonably, would be expected to have knowledge.

2.   COMMITMENTS  AND  PROCEDURES FOR MAKING LOANS;  CONTINUATION
     PROCEDURES

2.1  COMMITMENTS; MAKING LOANS

     (a) Subject to the terms and on the conditions of this Agreement, the Lenders agree that their Commitments consist of obligations to make, maintain, continue and/or convert Loans, in an amount not to exceed the Aggregate Commitment Amount (for all the Lenders) or each Lender's Commitment Amount. In no event may Loans made by all Lenders on either Borrowing Date exceed the Available Commitment Amount as in effect as at such Borrowing Date. The Loans may be made on two Borrowing Dates during the period from the Effective Date to the Commitment Termination Date, as Dollar Loans or Gold Loans (but not both).

     (b) By delivering a Borrowing Notice to the Administrative Agent on or before 10:00 a.m., the Borrower may request on any Business Day during the period described in CLAUSE (a), on not less than three nor more than five Business Days' notice (counting the date on which such notice is given), that Loans be made by all Lenders on the Borrowing Date set forth in such Borrowing Notice in a principal amount equal to the then Available Commitment Amount (or the Current Gold Equivalent thereof). Upon receipt of a Borrowing Notice requesting Loans to be made, the Administrative Agent shall promptly notify each Lender of the contents thereof, and such Borrowing Notice shall not thereafter be revocable by the Borrower. The Loans made on the initial Borrowing Date shall be made solely for use of the purposes described in the fifth recital. The Loans made on the second (and final) Borrowing Date shall be made solely to pay accrued interest on the Loans made on the initial Borrowing Date and payable on December 31, 1999.

     (c) Subject to the terms and conditions of this Agreement, the Loans requested to be made in the relevant Borrowing Notice shall be made on the specified
          Borrowing Date. The Loans made on the initial Borrowing Date must be in a Principal Amount of U.S.$10,500,000. The Loans made on the last Borrowing Date must be in a Principal Amount of U.S.$500,000. On such Borrowing Date and subject to such terms and conditions, each Lender shall, (i) in the case of
          Dollar Loans on or before 10:00 a.m., credit a specifically designated account of the Administrative Agent at its Dollar Lending Office, with an amount of Dollars equal to such Lender's Percentage of the aggregate Principal Amount of the Dollar Loans requested to be made or (ii) in the case of Gold Loans on or before 11:00 a.m., credit a specifically designated account of the Administrative Agent at its Gold Lending Office with such amounts equal to such Lender's Percentage of the aggregate Principal Amount of the Gold Loans requested to be made. To the extent funds are received by the Administrative Agent from the Lenders in respect of the Loans as requested pursuant to the relevant Borrowing Notice, the Administrative Agent shall make such funds available to the Borrower by crediting the Principal Amount of such Loans to the Proceeds Account or such other account as the Borrower may direct (solely in the case of the initial Loans); PROVIDED, HOWEVER, that in the case of the second (and final) Loans advanced hereunder, the Borrower and the Lenders may offset the Principal Amount of the Loans made on the Borrowing Date relating thereto against the payment of interest to be made on December 31, 1999.

     (d) The Borrower may, from time to time on any Business Day prior to the Commitment Termination Date upon which there then remains any portion of the Available
          Commitment Amount, voluntarily reduce the Available Commitment Amount, as then in effect, in whole or, if in part, in multiples of U.S.$1,000,000; PROVIDED, HOWEVER, that the Borrower shall give the Administrative Agent not less than three nor more than five Business Days prior written notice (counting the date on which such notice is given) of any such reduction which notice shall be irrevocable once given. On the Commitment Termination Date, the Available Commitment Amount (if still remaining) shall, automatically, and without any action by any Person be reduced to zero.

2.2  CONTINUATION AND CONVERSION ELECTIONS

     (a)  To convert all or part of a Dollar Loan into a Gold Loan
          (or VICE VERSA), the Borrower must deliver a Conversion Notice to the Administrative Agent no later than 10.00 a.m. five Business Days prior to the expiration of the relevant Interest Period then in effect. Conversions of Loans (whether in whole or in part) shall be permitted only if, after giving effect to such Conversion Notice: (i) no more than eight Interest Periods with respect to all the Loans would be outstanding from all Lenders at such time and (ii) the aggregate Principal Amounts of all Gold Loans and/or Dollar Loans would be in a multiple of 2,000 Ounces and/or U.S.$500,000, as the case may be.

     (b) The obligations of the Lenders to give effect to any Conversion Notice are subject to the conditions precedent that on both the day of delivery of the Conversion Notice and the proposed Conversion Date:

          (i) no Default shall have occurred and be continuing or would result from such conversion;

          (ii) the representations and warranties set forth in ARTICLE 7 and in any other Loan Document shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true as of such earlier date); and

          (iii)none of the circumstances specified in SECTION 5.1 has occurred and is continuing.

     (c) The Borrower may request a maximum of two conversions of Loans in any calendar year.

     (d) (i)If pursuant to any Conversion Notice, the Borrower seeks to convert all or part of a Dollar Loan into a Gold Loan, the Borrower shall repay the Conversion Amount on the Conversion Date designated in such Conversion Notice and the Lenders shall make a Gold Loan to the Borrower in the number of Ounces equal to the Current Gold Equivalent of the Conversion Amount.

          (ii) If pursuant to any Conversion Notice, the Borrower seeks to convert all or part of a Gold Loan into a Dollar Loan and the Spot Gold Price exceeds the Original Gold Price with respect to such Gold Loan, then the Borrower shall repay the Conversion Amount on the Conversion Date designated in such Conversion Notice and the Lenders shall make a Dollar Loan to the Borrower in the number of Dollars equal to the Original Dollar Equivalent of the Conversion Amount.

          (iii)If pursuant to any Conversion Notice, the Borrower seeks to convert all or part of a Gold Loan into a Dollar Loan and the Spot Gold Price is less than (or is equal to) the Original Gold Price with respect to such Gold Loan, then the Borrower shall repay the Conversion Amount on the Conversion Date designated in such Conversion Notice and the Lenders shall make a Dollar Loan to the Borrower in the number of Dollars equal to the then Current Dollar Equivalent of the Conversion Amount.

          (iv) (X) provisions of this Agreement relating to the making and repayment of Loans shall apply to the mechanics for converting Loans set forth in this Section. Solely for the purpose of this Section, subject to the terms and of the conditions of this Agreement, the Loans requested in each relevant Conversion Notice shall be made on the Conversion Date specified therein.

                  (Y) On the Conversion Date specified in each relevant Conversion Notice (no later than
                  10.00 a.m.) and subject to the terms and conditions specified in each relevant Conversion Notice, each Lender will make available to the Administrative Agent its participation (which shall be equal to its Percentage) in the requested Loans to be made pursuant to such Conversion Notice. In the case of Dollar Loans, the Dollars required for each Lender to participate therein shall be remitted to a specified account in London of the Administrative Agent's Dollar Lending Office. In the case of Gold Loans, the Gold required for each Lender to participate therein shall be credited to a specified account at the Administrative Agent's Gold Lending Office. To the extent funds are received by the Administrative Agent from the Lenders in respect of the Loans to be converted as a result of any Conversion Notice, such funds shall be made available to the Borrower by crediting the Principal Amount of the Conversion Amount to the Proceeds Account.

     (e)  To continue all or part of either a Gold Loan or a Dollar
          Loan for the same (or for a different) Interest Period, the Borrower must deliver a Continuation Notice to the Administrative Agent no later than 10.00 a.m. five Business Days prior to the expiration of the relevant Interest Period then in effect. To the extent the Borrower wishes to issue a Continuation Notice with respect to part (but not all) of the Loans, such Continuation Notice must relate to Loans in an aggregate Principal Amount of multiples of 2,000 Ounces and/or U.S.$500,000, as the case may be, and a maximum of four Interest Periods with respect to the Loans may be outstanding at any one time after giving effect thereto.

     (f) (i)Each new Interest Period will commence on the expiration of the preceding Interest Period relating to all or that portion of those Loans made pursuant to a Borrowing Notice continued pursuant to a Continuation Notice or converted pursuant to a Conversion Notice.

          (ii) The Borrower will select the duration of Interest Periods such that each Payment Date will fall on the last day of an Interest Period.

          (iii)If the Borrower fails to deliver a Continuation Notice or a Conversion Notice as and when required, it, subject as provided in CLAUSES (d) and (e) of the definition of "INTEREST PERIOD", will be deemed to have requested that any then current Loan be continued as a loan of that type for an Interest Period that is the same as the duration of the Interest Period then currently in effect with respect to that Loan.

          (iv) If all or part of any Loan is required to be repaid on a Payment Date to ensure that the Borrower complies with its obligations under SECTION 3.1.1 and if an Interest Period relative to such Loan would, but for the operation of this sub-clause, extend beyond such Payment Date, then such Interest Period shall commence upon the expiry of the immediately preceding Interest Period and expire on the relevant Payment Date.

     (g) A Continuation Notice or a Conversion Notice once given shall be irrevocable.

2.3  RECORDS

     Each Lender's Loans shall be evidenced by loan accounts maintained by such Lender. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate account entries, which account entries, if made, shall evidence INTER ALIA the date of, the type of, the principal amount of, any repayments of, the interest rate on, and the Interest Period applicable to, the Loans then outstanding to such Lender. Any such account entries indicating the outstanding Principal Amount of Loans outstanding to such Lender shall be PRIMA FACIE evidence of the Principal Amount thereof owing and unpaid, but the failure to make any such entry shall not limit or otherwise affect the obligations of the Borrower hereunder to make payments of the amount of, or interest on, such Loans when due. The Administrative Agent shall also maintain records with respect to each of the matters set forth in the first sentence of this Section and each other party hereto agrees to deliver such information to the Administrative Agent as it may reasonably request for the purpose of maintaining such records. In case of any discrepancy between the records of the Administrative Agent and the records of any Lender with respect to any matter referred to in this Section, the records of such Lender shall be deemed to control.

2.4  FUNDING

     Each Lender may, if it so elects, but subject to Applicable Law, fulfil its obligation to make, maintain, continue or convert any portion of its Loans by causing an offshore branch, Affiliate or banking facility of such Lender to make, maintain, continue or convert such Loans; PROVIDED, HOWEVER, that in such event any Loans shall be deemed to have been made by such Lender, and the obligation of the Borrower to repay such Loan, and pay interest thereon, shall nevertheless be to such Lender and shall be deemed to be held by it, to the extent of such Loan, for the account of such foreign branch, Affiliate or international banking facility; and PROVIDED, FURTHER, HOWEVER, that the Borrower shall be under no obligation to pay any amount to such Lender pursuant to SECTION 5.1, 5.2, 5.3, 5.4, 5.5 or 5.6 which arises solely as a consequence of an election made by such Lender pursuant to this Section.

2.5  OBLIGATIONS SEVERAL

     The obligations of the Lenders to make, maintain, continue and convert Loans under this Article are several. No Lender's obligation under this Article shall be affected by any other Lender' s failure to meet its obligations hereunder.

3.   PRINCIPAL PAYMENTS; INTEREST; COMMISSIONS

3.1  PRINCIPAL PAYMENTS

3.1.1     SCHEDULED REPAYMENTS

     The Borrower shall, on each Payment Date set forth below, make a mandatory repayment of the Loans in the Principal Amount such that, after giving effect to such repayment, the Principal Amount of Loans remaining outstanding would not be in excess of the figure set below opposite such Payment
     Date:

PAYMENT DATE PRINCIPAL       AMOUNT REMAINING OUTSTANDING

June 30, 2000               U.S.$ 10,625,000
December 31, 2000           U.S.$ 10,250,000
June 30, 2001               U.S.$ 8,625,000
December 31, 2001           U.S.$ 7,000,000
June 30, 2002               U.S.$ 5,500,000
December 31, 2002           U.S.$ 4,000,000
June 30, 2003               U.S.$ 2,500,000
December 31, 2003           U.S.$ 1,000,000
June 30, 2004               U.S.$ 0

3.1.2     PREPAYMENTS - VOLUNTARY AND MANDATORY

     In addition  to  its  obligations under SECTION  3.1.1,  the
          Borrower:

     (a) may, from time to time on any Business Day which is the last day of any Interest Period or (subject to SECTION 5.3) on any other Business Day, make a voluntary prepayment, in whole or in part, of the then outstanding principal amount of all Loans; PROVIDED, HOWEVER, that:

          (i) the Borrower shall give the Administrative Agent not less than five Business Days' prior written notice (counting the date on which such notice is given) of any such voluntary prepayment, which notice, once given, shall be irrevocable; and

         (ii) all such partial voluntary prepayments shall (x) in the case of Dollar Loans, be in an aggregate Principal Amount of multiples of U.S.$500,000 and (y) in the case of Gold Loans, be in an aggregate Principal Amount of multiples of 2,000 Ounces.

     (b) shall, within five Business Days after:

          (i) any Business Day on which Gold Loans are outstanding and on which the Current Dollar Equivalent of the Principal Amount of all such Gold Loans outstanding on such Business Day exceeds the Maximum Dollar Equivalent of the aggregate Principal Amount of such outstanding Gold Loans,

          or

          (ii) any  period  of 20 consecutive days  during  which
               Gold Loans are outstanding and on each day of which the Current Dollar Equivalent of the Principal Amount of all such Gold Loans outstanding on each such day exceeds one hundred thirty-three and one-third percent (133 1/3%) of the Original Dollar Equivalent of the aggregate Principal Amount of such outstanding Gold Loans on each such day, at the Borrower's discretion do any of the following: (x) make a mandatory prepayment of Gold Loans then outstanding in an aggregate Principal Amount for all such Gold Loans having a Dollar equivalent at least equal to the Dollar equivalent of the excess described in CLAUSE (b)(i) or
     (ii), as the case may be (in the case of CLAUSE (b)(ii), calculated as of the last day of the relevant 20 day period); (y) arrange for the provision to the Administrative Agent of collateral (other than collateral already subject to (or required to be subject to) any Collateral Agreement) in a form and on terms acceptable to the Administrative Agent with a value at least equal to the Dollar equivalent of such excess; or (z) convert, subject to SECTIONS 2.2 and 5.3, all Gold Loans into Dollar Loans with an initial Interest Period of three months, or such other Interest Period as may be requested by the Borrower. In the absence of any election by the Borrower as aforesaid the Borrower shall be deemed to have elected to make the mandatory prepayment referred to in CLAUSE (b)(x) on the fifth Business Day after the occurrence of the event described in CLAUSE (b)(i) or (b)(ii), as the case may be.

     (c) shall, upon deposit of Compensation or Project Insurance proceeds which the Collateral Agent requires to be applied against the Loans pursuant to SECTION 4.3(c)(ii), make a mandatory prepayment of the Loans outstanding in an amount equal to any such proceeds.

     (d) in the event that any Compliance Certificate or the Base Case as revised by the agreement (or deemed agreement) of all relevant parties pursuant to SECTION
          8.1.6 demonstrates that, as at the current Calculation Date or any other date described in any of the foregoing ratios where compliance is required pursuant to SECTION 8.1.5, the Loan Life Cover Ratio is or would be lower than 1.5:1.0, the Project Life Cover Ratio is or would be lower than 2.0:1.0 or the Debt Service Cover Ratio is or would be lower than 1.25:1.0, the

          Borrower shall make a mandatory prepayment of the Loans outstanding in an amount up to Available Free Cashflow as at such Calculation Date or at the date of the revision of the Base Case (or as at a date as close as practicable thereto) until such time as the ratios described above would be in compliance with the levels set forth in SECTION 8.1.5.

3.1.3     PRINCIPAL PAYMENTS GENERALLY

     (a) Each repayment or prepayment of any Loans made pursuant to this Section shall be without premium or payment of any other additional amount, except as may be required pursuant to SECTION 5.3. Amounts repaid or prepaid may not be re-borrowed. Any repayment or prepayment of the Principal Amount of any Loans shall include accrued interest on the date of repayment or prepayment on the principal amount being repaid or prepaid.

     (b) Unless  any  of the clauses of SECTION 3.1.1 or  SECTION
          3.1.2 requires otherwise, Gold Loans and Dollar Loans required to be repaid or prepaid pursuant to this
          Section shall be paid in Gold and Dollars, respectively. All such repayments and prepayments (except for the prepayments described in SECTION 3.1.2(b)) shall be applied PRO RATA against the Principal Outstandings of Loans according to the Ounces and Dollars then outstanding. Any amount paid pursuant to SECTION 3.1.2(a), (c) or (d) shall be applied in reducing the repayment installments under SECTION 3.1.1 in the inverse order of their maturities.

3.2  INTEREST PAYMENTS

     The Borrower shall make payments of interest in accordance with this Section.

3.2.1     RATE

    The Borrower shall pay interest on the Principal Amount of the Loans outstanding from time to time prior to and at Maturity at a rate PER ANNUM equal to (a) in the case of each Gold Loan, the sum of (i) the Gold Rate as in effect from time to time, (ii) the Applicable Margin plus (iii) the Additional Costs Rate, if relevant, and (b) in the case of each Dollar Loan, the sum of (i) the LIBO Rate as in effect from time to time, (ii) the Applicable Margin plus (iii) the

    Additional  Costs  Rate,  if  relevant.   The  Administrative
    Agent  shall,  promptly after the first day of each  Interest
    Period, notify each Lender of the interest rate applicable to such Loan during such Interest Period.

3.2.2     POST-MATURITY RATE

     After  the  Maturity of all or any portion of the  Principal
     Amount of the Loans or after any other Obligations shall have become due and not been paid, the Borrower shall pay interest (after as well as before judgment) on:

     (a) the Principal Amount of each Gold Loan so matured or on any such other Obligations due and payable in Gold, at a rate PER ANNUM equal to the sum of (i) the Gold Rate for such Interest Periods (of a minimum of three months) as the Administrative Agent may from time to time select, (ii) the Applicable Margin, (iii) the Additional Costs Rate (if relevant) PLUS (iv) two percent (2%); and

     (b) the Principal Amount of each Dollar Loan so matured or on any such other Obligations due and payable in Dollars, at a rate PER ANNUM equal to the sum of (i) the LIBO Rate for such Interest Periods (of a minimum of three months) as the Administrative Agent may from time to time select, (ii) the Applicable Margin,
          (iii) the Additional Costs Rate (if relevant) PLUS (iv) two percent (2%).

3.2.3     PAYMENT DATES; CALCULATION OF INTEREST

     Interest accrued on each Loan shall be payable, without duplication, on:

     (a) the last day of each Interest Period with respect to such Loan (and, in addition to such day, if such Interest Period shall exceed three months, on each date which is the last day of each successive three-monthly period occurring during such Interest Period);

     (b)  the Maturity of such Loan; and

     (c) with respect to any portion of any Loan repaid or prepaid pursuant to SECTION 3.1, 5.1 or 5.5 the date of such repayment or prepayment, as the case may be.

     Interest  accrued  on each Loan after the  Maturity  thereof and interest on other overdue amounts, shall be payable upon demand. The amount of accruing interest on any Loans shall be calculated during each Interest Period applicable thereto by the Administrative Agent on the daily outstanding principal amount of such Loans. All interest shall be computed on the basis of the actual number of days (including the first day but excluding the last day) during the period for which such interest is payable over a year comprised of 360 days. Subject to CLAUSES (d) and (e) of the definition of "INTEREST PERIOD", whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

3.2.4     RATE DETERMINATIONS

     All determinations by the Administrative Agent of the rate of interest applicable to any Loan shall be conclusive absent demonstrated error.

3.3  FEES

     The Borrower shall make payments in respect of fees in accordance with this Section.

3.3.1     AGENTS' FEES

     The Borrower confirms and agrees that (without prejudice to any similar obligation of any other Obligor) it will pay to the Administrative Agent such underwriting, arrangement and agency fees (in such amounts, on such dates and pursuant to such terms) for the account of the Administrative Agent as are described in a letter of even date herewith from the Borrower to the Administrative Agent.

4.   PROJECT ACCOUNTS

4.1  THE ACCOUNT BANK; THE PROCEEDS ACCOUNT

     (a) The Borrower shall maintain the Proceeds Account in its name with the Account Bank.

     (b) MMS may operate local accounts with Banco del Orinoco, Banco del Orinoco N.V., Fivenez and Banco Lara (collectively, the "LOCAL ACCOUNTS") for the purpose of making payments, whether in Dollars or Bolivars, to employees and vendors located in Venezuela and for making payment of other Operating Expenditures, Capital Expenditures, and taxes and royalties, in each case as permitted by the Base Case. The permitted aggregate balance of the Local Accounts at any time during any calendar month is limited to the amounts permitted by the Base Case to be spent on the foregoing uses during such calendar month.

     (c) Neither MMS nor the Borrower may open or maintain any bank account other than the Proceeds Account and the Local Accounts without the prior written consent of the Administrative Agent.

     (d) Except with respect to the proceeds of sales of Gold which the Government of Venezuela requires MMS to convert into Bolivars (and MMS agrees to remit those proceeds to the relevant Local Accounts), each of MMS and the Borrower shall promptly (or promptly instruct the Account Bank to) convert into Dollars any moneys received by it in a currency other than Dollars for credit to the Proceeds Account on the day of conversion.

     (e) None of the restrictions contained in this Section on the withdrawal of funds from the Proceeds Account shall affect the obligations of the Borrower (or, as the case may be, MMS) to make all payments required to be made to the Finance Parties on the relevant due dates in accordance with the relevant Loan
          Documents.

     (f) Notwithstanding any other provision of any Loan Document, no withdrawal may be made from the Proceeds Account if the Proceeds Account would then have a negative balance.

     (g)  No sum may be transferred or withdrawn from the Proceeds
          Account except as expressly permitted or required by this Article and in accordance with the Account Agreement.

     (h) All deposits to and transfers from the Proceeds Account must be made in accordance with Applicable Law.

4.2  PROCEEDS ACCOUNT

     (a) The Borrower (or, as the case may be, MMS) shall cause the following amounts to be deposited to the relevant Proceeds
          Account:

          (i) proceeds of all Loans and Subordinated Loans (as may remain following reimbursement to Hecla Mining for payment of the Purchase Price) advanced in favor of the Borrower but remitted in the form of a Capital Contribution or Approved Subordinated Indebtedness to MMS;

         (ii) proceeds of any Conversion Amount advanced in favor of the Borrower pursuant to SECTION 2.2;

        (iii) proceeds of other Capital Contributions and all Approved Subordinated Indebtedness made to or for the account of the Borrower;

         (iv) proceeds of the export and sale of Project Output;

          (v) amounts received by MMS representing business interruption insurances;

         (vi) proceeds of Metal Trading Agreements; and

        (vii) all other amounts permitted to be deposited to the Proceeds Account by Applicable Law.

     (b) The Borrower may withdraw sums from the Proceeds Account, in the following order of priority:

          (i) to make payments of Taxes and royalty fees, in each case in respect of the Project, as and when due;

          (ii) to make payments of Capital Expenditures and Operating Expenditures, in each case in respect of the Project, as and when due;

         (iii) to make transfers to the Local Accounts in order to make payments of Taxes, royalty fees, Capital Expenditures and Operating Expenses in each case in respect of the Project, as and when due, to the extent not made pursuant to SUB-CLAUSE (i) or
               (ii) and to the extent permitted by SECTION 4.1(b);

          (iv) without duplicating SUB-CLAUSE (v), as are necessary to make payment of the Obligations as and when due;

          (v)  to make payments with respect to the Metal Trading
               Agreements as and when due; and

          (vi) subject to SECTION 8.3.6, for distribution to Hecla Mining or any other Person permitted by such Section.

     (c) The Borrower may, on behalf of MMS, withdraw sums from the Proceeds Account to make payment of any amount payable by MMS and permitted by this Section.

4.3  TREATMENT OF PROCEEDS OF PROJECT INSURANCE AND COMPENSATION

     (a) MMS shall ensure that all amounts (including amounts representing business interruption insurances) received by it or paid to its order with respect to Compensation and Project Insurance (including amounts representing business interruption insurances) are paid into the Proceeds Account immediately on receipt by it or on its behalf.

     (b) MMS may direct any amount relating to Compensation or Project Insurance payable to its order to be paid directly to the third party on account of whose claim such amounts are payable.

     (c) MMS may (or request the Borrower to) withdraw amounts representing Compensation or Project Insurance proceeds from the Proceeds Account:

          (i) in the case of amounts representing the proceeds of any claim in respect of physical loss, damage or destruction to any Project Asset:

                    (x)    where  such  proceeds  do  not  exceed
                    U.S.$5,000,000 (or its equivalent in any other currency), as MMS (or the Borrower) may direct or

              (y)  where such proceeds exceed U.S.$5,000,000  (or
                    its equivalent in any other currency), only with the consent of the Collateral Agent, not to be unreasonably withheld, toward the repair or replacement of the lost, damaged or destroyed Project Asset;

          (ii) in the case of any amounts described in SUB-CLAUSE (i)(y) where the Collateral Agent shall not have consented to the use of such proceeds for the repair or replacement of the lost, damaged or destroyed Project Asset, for the purpose of making the payment described in SECTION 3.1.2(c); and

          (iii)in the case of amounts representing third party liability claims, toward meeting the relevant liability.

4.4  GENERAL PROVISIONS RELATING TO THE PROCEEDS ACCOUNT AND  THE
     LOCAL ACCOUNTS

     (a) MMS and the Borrower shall deposit moneys to, and moneys shall be disbursed from, the Proceeds Account and the Local Accounts solely for the purposes described in this Article, subject at all times to Applicable Law. The mechanics relating to the Proceeds Account are more specifically described in the Account Agreement and the remedies in respect of the Proceeds Account are more specifically described in the Security Agreement (U.S. Assets) and the Account Agreement.

     (b) At any time when no Default shall then have occurred and be continuing and subject to Applicable Law, the Borrower may, to the extent practicable in order to perform its obligations under each Operative Document to which it is a party, direct the Account Bank to invest amounts held in the Proceeds Account in Cash Equivalent Investments, subject at all times to the provisions of the Account Agreement and the Security Agreement (U.S. Assets).

     (c) At any time following the occurrence and during the continuation of a Default (other than a Default which does not itself constitute an Enforcement Event), but prior to the occurrence of an Enforcement Event, the Borrower and may only cause moneys to be transferred from the Proceeds Account and/or invested in Cash Equivalent Investments by requesting the Collateral Agent to direct the Account Bank to procure such transfers or make such investments. The parties hereto agree and acknowledge that in such circumstances the Collateral Agent may exercise its reasonable discretion in  deciding to accept or reject any such requests from
          the Borrower and any refusal by the Collateral Agent of
          any  such  request by the Borrower shall not result  in
          any  liability  to  the  Collateral  Agent.   Upon  the
          occurrence of an Enforcement Event, the Borrower shall not have any rights to direct the transfer of moneys from the Proceeds Account or investments thereof into Cash Equivalent Investments, and the Collateral Agent shall be entitled to direct the Account Bank to liquidate such Cash Equivalent Investments, it being expressly understood and agreed that any breakage or other costs arising from such liquidation shall be for the account of the Borrower.

5.   INCREASED COSTS; TAXES; MARKET DISRUPTIONS; GENERAL  PAYMENT
     PROVISIONS

5.1  GOLD OR DOLLARS UNAVAILABLE

     (a) If, at any time that the Administrative Agent shall be required to make any determination of the Gold Rate or, as the case may be, the LIBO Rate for any Interest Period and it shall have determined or shall have been notified (for any reason whatsoever) that:

          (i) in the case of any Gold Loans outstanding or to be outstanding during such Interest Period, any Lender is, due to circumstances outside its control (including the unavailability of Gold, or the inability of the Lenders to determine the Gold
              Rate) unable to conduct transactions in any accessible international gold market and, as a direct result thereof, to make or maintain, in whole or in part, its Gold Loans hereunder; or

          (ii) in the case of any Dollar Loans outstanding or to be outstanding during such Interest Period, either (x) Dollar certificates of deposit or Dollar deposits, as the case may be, in the relevant amount and for the relevant Interest Period are not available to the Lenders in the London interbank market, or
              (y) by reason of circumstances affecting the Lenders in the London interbank market, adequate means do not exist for ascertaining the interest rate applicable hereunder to such Dollar Loan,
     then   the   Administrative  Agent   shall   promptly   give
     telephonic   notice  of  such  determination  confirmed   in
     writing to the Borrower (which determination shall, in the absence of demonstrated error, be conclusive and binding on the Borrower).

     (b) As soon as practicable following the giving of the notice described in CLAUSE (a), the Administrative Agent, the affected Lenders acting reasonably and the Borrower shall negotiate for a period not exceeding 30 days with a view to agreeing to an alternative basis for making or maintaining the Loans affected by the circumstances described in CLAUSE (a). During such period interest shall accrue on the principal amount of each affected Lender's affected Loans at the rate applicable to such Loans immediately prior to the giving of such notice. If no such alternative basis is agreed within such time period, each affected Lender's affected Loans shall bear interest at a rate PER ANNUM equal to the sum of (i) the cost to such Lender of funding such Loans (as determined by such Lender which determination shall, in the absence of demonstrated error, be conclusive and binding on the Borrower), (ii) the Applicable Margin PLUS (iii) the Additional Costs Rate as in effect from time to time with respect to such Lender.

     (c) As an alternative to CLAUSE (b), the Borrower may at any time elect that the Principal Amount of and interest on all of the affected Lenders' then outstanding Loans which are affected by the circumstances described in CLAUSE (a) be immediately converted using the principles set forth in SECTION 2.2 into a Gold Loan or a Dollar Loan, or if such type of Loan is unavailable hereunder, be immediately repaid in full (subject, however, to SECTION 5.3).

5.2  INCREASED COSTS, ETC.

     (a)  The  Borrower agrees to reimburse each Lender  for  any increase (other than as specifically covered in any other Section of this Article) in the cost to such Lender of making, converting, continuing or maintaining (or of its obligation to make, convert, continue or maintain) any Loans, and for any reduction (other than as specifically covered in any other Section of this Article) in the amount of any sum receivable  by  such  Lender hereunder  in  respect  of
          making,  converting,  continuing  or  maintaining   any
          portion of any such Loans in either case, from time  to
          time  by  reason  of any Regulatory Change  (including,
          solely  with respect to any Lender that is  a  bank  or
          commercial  financial  institution,  with  respect   to
          Regulation  D  of  the F.R.S. Board but  excluding  the
          Additional Costs Rate (if relevant)), then, in any such
          event,   such   Lender   shall  promptly   notify   the
          Administrative Agent and the Borrower thereof stating in reasonable detail the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such notice shall, in the absence of demonstrated error, be conclusive and binding on the Borrower.

     (b) As soon as practicable following the giving of any notice described in CLAUSE (a), the affected Lender, the Administrative Agent and the Borrower shall negotiate for a period not exceeding 30 days with a view to avoiding or minimizing the circumstances described in CLAUSE (a). If no steps mutually agreeable to the affected Lender, the Administrative Agent and the Borrower are decided within such 30 day period, the Borrower may elect either to prepay the principal amount of and interest on such affected Lender's then outstanding Loans (subject, however, to SECTION 5.3) or pay, within five days after the expiry of such 30 day period, any additional amount required fully to compensate such affected Lender for the increased cost or reduced amount described in CLAUSE (a).

5.3  FUNDING LOSSES

     In the event that any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of Gold or Dollar deposits or other funds or precious metals acquired by such Lender to make, convert, continue or maintain any portion of the Principal Amount of any Loan) as a result of:

     (a)  any  payment, prepayment or conversion of the Principal
          Amount of either type of Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to SECTION 3.1 or otherwise; or

     (b) any action of the Borrower resulting in any Loans not being made, continued or converted in accordance with the Borrowing Notice, Continuation Notice or Conversion Notice, as the case may be, given therefor, then, upon the request of such Lender to the Borrower (with a copy to the Administrative Agent) the Borrower shall pay to the Administrative Agent for the account of such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. A statement as to any such loss or expense (including calculations thereof in reasonable detail) shall be submitted by such Lender to the Administrative Agent and the Borrower and shall, in the absence of demonstrated error, be conclusive and binding on the Borrower.

5.4  INCREASED CAPITAL COSTS

     (a) If any Regulatory Change affects or would affect the amount of capital required to be maintained by any Lender which is a bank or commercial financial institution or any Person controlling such Lender, and such Lender determines (in its reasonable discretion) that the rate of return on its or such controlling Person's capital is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such Regulatory Change, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower may, at its option (i) within five days of receipt of such notice, pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for the portion of such reduction in rate of return which is reasonably allocable to the Facility or (ii) prepay the principal amount of and interest on such affected Lender's then outstanding Loans (subject, however, to SECTION 5.3). A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of demonstrated error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable.

     (b)  Notwithstanding CLAUSE (a), the Borrower shall  not  be obligated to pay any amount to any Lender in respect of any such reduction in the rate of return or increased cost which arises as a consequence of (i) any
          law   or  directive  implementing  the  proposals   for
          international  convergence of capital  measurement  and
          capital  standards published by the Basle Committee  on
          Banking  Regulations and Supervisory Practices in  July
          1988   and/or   (ii)  the  Council  of   the   European
          Communities  Directive of April 17, 1989,  on  the  own
          funds  of  credit  institutions  (89/299/EC)  and   the
          Council  of  the  European  Communities  Directive   of
          December  18,  1989,  on a solvency  ratio  for  credit
          institutions (89/647/EC) to the extent that the  impact
          of   any  such  law  or  directive  can  reasonably  be
          calculated  at  the Effective Date.   In  addition,  no
          Lender may make any claim for compensation in respect of any such reduction in return or increased cost to the extent that a notification of the event leading to such reduction in the rate or return or increased cost is not given to the Borrower within six months of such Lender's obtaining knowledge thereof.

5.5  ILLEGALITY

     (a) If, as the result of any Regulatory Change, any Lender shall determine (which determination, in the absence of demonstrated error, shall be conclusive and binding on the Borrower) that it is unlawful for such Lender to make any Loan or the obligations of such Lender to make such Loan shall, upon such determination (and telephonic notice thereof confirmed in writing to the Administrative Agent and the Borrower), forthwith be suspended until such Lender shall become aware that the circumstances causing such suspension no longer exist and shall forthwith notify the Administrative Agent and the Borrower to such effect, at which time the obligation of such Lender to make such Loan shall be reinstated.

     (b)  If,  as the result of any Regulatory Change, any Lender shall determine (which determination, in the absence of demonstrated error, shall be conclusive and binding on the Borrower) that it is unlawful for such Lender to continue or convert (but not to maintain) either type of Loan, then, upon notice by such Lender to the Administrative Agent and the Borrower, such Lender shall consult with the Borrower and the Administrative Agent for a period of up to 30 days from the date of such notice, with a view to agreeing upon a mutually acceptable alternative arrangement which will avoid or
          minimize   such  illegality.   If  no  steps   mutually
          agreeable  to  the affected Lender, the  Administrative
          Agent  and the Borrower are decided within such 30  day
          period, the Borrower may, at its option, to the  extent
          not prohibited from doing so by the relevant illegality
          or   unlawfulness,  continue  or  convert  (using   the
          principles set forth in SECTION 2.2) such Lender's then outstanding Loans or prepay, within five days after the expiry of such 30 day period (unless required to do so prior thereto) the Principal Amount of and interest on such affected Lender's then outstanding Loans (subject, however, to SECTION 5.3).

     (c) If the relevant illegality or unlawfulness makes it unlawful for a Lender to maintain either type of Loan, then upon notice by such Lender to the Administrative Agent and the Borrower, the Borrower shall, as soon as practicable after receiving such notice, prepay the Principal Amount of and any interest on such affected Lender's outstanding Loans (subject, however to SECTION 5.3).

5.6  TAXES

     All payments by either the Borrower or MMS of principal of, and interest on, the Loans and all other amounts payable pursuant to the relevant Finance Parties shall be made free and clear of, and without deduction for any Taxes (other than franchise taxes and taxes imposed on or measured by the recipient's net income or receipts). In the event that any withholding or deduction from any payment to be made by such Obligor hereunder or under any other Loan Document is required in respect of any such Taxes pursuant to any Applicable Law, then such Obligor will:

     (a) pay directly to the relevant authority the full amount to be so withheld or deducted;

     (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

     (c) pay to the Administrative Agent for the account of each Person entitled thereto such additional amount or amounts as is necessary to ensure that the net amount actually received by such Person will be equal to the full amount such Person would have received had no such withholding or deduction been required.

     Moreover, if any such Taxes are directly asserted against any Finance Party with respect to any payment received by such Finance Party, such Finance Party may pay such Taxes and either the Borrower or MMS will promptly pay such additional amounts (including any penalties, interest or expenses) as is or are necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.

     If either the Borrower or MMS fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for its own account and/or, as the case may be, the account of the relevant Finance Party, the required receipts or other required documentary evidence, such Obligor shall indemnify the Administrative Agent or the relevant Finance Party, as the case may be, for any incremental Taxes, interest or penalties that may become payable by any such Person as a result of any such failure. For the purposes of this Section, a distribution hereunder or under any other Loan Document by the Administrative Agent or any Finance Party, as the case may be, to or for the account of any Finance Party shall be deemed a payment by the relevant Obligor.

     The Finance Parties agree to co-operate with the Borrower and MMS in completing and delivering or filing tax-related forms which would reduce or eliminate any amount of the nature referred to in this Section; PROVIDED, HOWEVER, that no Finance Party shall be under any obligation to execute and deliver any such form if, in the reasonable opinion of such Finance Party, completion of any such form could result in an adverse consequence with respect to the business or tax position of such Finance Party.

5.7  MITIGATION

     (a)  In the event that either the Borrower or MMS makes payment of any amount pursuant to SECTION 5.4 or 5.6 or that any Lender seeks payment of an amount pursuant to SECTION 5.4 or 5.6 or because of circumstances resulting in the 30 day negotiation period described in SECTION 5.1(b), 5.2(b) or 5.5(b), such affected Lender agrees that it will take such reasonable steps as may reasonably be open to it to mitigate the effects of the circumstances described in the foregoing Sections (such steps to include the  transfer
          of  such  Lender's  Dollar Lending Office  and/or  Gold
          Lending   Office  to  another  jurisdiction   and   the
          application for a Tax Credit); PROVIDED, HOWEVER, that no Lender shall be obligated to (i) take any such steps if, in its opinion, such steps would require it to achieve less than its expected return with respect to the Facility or would have an adverse effect upon its assets or financial condition or (ii) achieve any particular result or incur any liability to either the Borrower or MMS by virtue of any such steps resulting in less than complete mitigation of the relevant circumstances.

     (b) If, pursuant to CLAUSE (a), any Lender effectively obtains a refund of tax or credit (a "TAX CREDIT") against a payment made by either the Borrower or MMS pursuant to SECTION 5.6 (a "TAX PAYMENT"), and such Lender is able to identify such Tax Credit as being attributable to such Tax Payment, then such Lender, after actual receipt of such Tax Credit, shall reimburse such Obligor for such amount as such Lender shall reasonably determine to be the proportion of such Tax Credit as shall be reasonably attributable to such Tax Payment; PROVIDED, HOWEVER, that no Lender shall be required to make any such reimbursement which would cause it to lose the benefit of such Tax Credit or would otherwise adversely affect any matter relating to such Lender in connection with the assessment or payment of any Taxes. If any Lender shall claim any Tax Credit pursuant to this Section, it shall have absolute discretion in the extent, order and manner in which it does so. No Lender shall be obligated to disclose information regarding its tax affairs or computations to either the Borrower or MMS.

5.8  PAYMENTS, COMPUTATIONS, ETC.

     (a) All payments by either the Borrower or MMS pursuant to this Agreement or any other Loan Document shall be paid in Dollars, except as specifically set forth therein or except with respect to the payment of the Principal Amount of any Gold Loan or any interest accruing thereon, each of which shall be payable in Gold. All payments under this Agreement or any other Loan Document shall be made by the relevant Obligor to the Administrative Agent for the account of each Finance Party entitled thereto.

     (b) All payments under the Facility shall be made by either the Borrower or MMS:

          (i) if in Gold, to the Administrative Agent for the account of each Finance Party entitled thereto, by delivery of Gold to an unallocated LOCO London gold account of the Administrative Agent at the Administrative Agent's Gold Lending Office, which account shall be designated from time to time by notice to the Borrower from the Administrative Agent; and

          (ii) if in Dollars, to the Administrative Agent for the account of each Finance Party entitled thereto, by delivery of Dollars in immediately available funds to an account of the Administrative Agent in New York City at the Administrative Agent's Dollar Lending Office, which account shall be designated from time to time by notice to the Borrower from the Administrative Agent, in either such case for the account of each Finance Party entitled thereto and, if such payment shall be of less than the amount of the relevant payment Obligation then due and owing, for the PRO RATA benefit of each Finance Party entitled to share in such payment in accordance with its respective portion of the aggregate unpaid amount of similar payment Obligations. All such payments shall be made, without setoff, deduction, or counterclaim, not later than (i) 11:00 a.m., on the date when due if such payment is denominated in Gold, and (ii) 11:00 a.m., New York City time, on the date when due if such payment is denominated in Dollars. Any payments received hereunder after the time and date specified in this Section shall be deemed to have been received by the Administrative Agent on the next following Business Day. The Administrative Agent shall promptly remit to each Finance Party its share (calculated as aforesaid), if any, of such payments, in kind. If in Gold, such remittance shall be to an unallocated LOCO London gold account designated by such Finance Party to the Administrative Agent by notice from time to time and maintained at its Gold Lending Office, and, if in Dollars, such remittance shall be to an account designated by such Finance Party to the Administrative Agent by notice from time to time and maintained at its Dollar Lending Office.

5.9  PRORATION OF PAYMENTS

     If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff, or otherwise) on account of the principal amount of or interest on any Loan in excess of its PRO RATA share of payments then or therewith obtained by all Lenders entitled thereto upon the principal amount of and interest on all Loans, such Lender shall purchase from the other Lenders such participations in Loans held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery rateably with each of them; PROVIDED, HOWEVER, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Each of the Borrower and MMS agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by Applicable Law, exercise all its rights of payment (including pursuant to
     SECTION 5.10) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower or, as the case may be, MMS in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim under the Facility in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefit of any recovery on such secured claim.

5.10 SETOFF

     In addition to and not in limitation of any rights of any of the Finance Parties under Applicable Law, each Finance Party (or any branch thereof) shall, upon the occurrence of any Enforcement Event, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), any and all balances, credits, deposits, accounts or moneys of either the Borrower or MMS then or thereafter maintained with such Finance Party in whatever currency or precious metals (including Gold) (and, as security for the Obligations owing to each such Finance Party, but not to the exclusion of any other rights such Finance Party may have, each relevant Obligor hereby grants to each such Finance Party a continuing security interest in any and all balances, etc., as aforesaid); PROVIDED, HOWEVER, that any such appropriation and application shall be subject to the provisions of SECTION 5.9.

5.11 CONVERSION UPON ACCELERATION, JUDGMENT CURRENCY, ETC.

     (a) Upon any Enforcement Event any Lender may, at its option, and notwithstanding SECTION 2.2, convert any Gold Loan then outstanding into a Dollar Loan. For the purpose of computing the Principal Amount of any Loan outstanding after any conversion pursuant to the foregoing sentence, any such Gold Loan shall be converted into a Dollar Loan having a Principal Amount equal to the Dollar equivalent (calculated at the date of conversion) of the Principal Amount of such Gold Loan. In addition, and upon any such Enforcement Event, any Lender may, at its option elect that interest on the Principal Amount of any Gold Loan converted as aforesaid which would otherwise be payable in Gold shall instead be payable in Dollars. In addition, if upon any such Enforcement Event or for the purposes of obtaining a judgment in any court for any purpose hereunder (including a proceeding under Title XI of the United States Bankruptcy Code), it becomes necessary to determine the Dollar equivalent of any payment obligation hereunder (whether with respect to a Principal Amount or interest) which is payable in Gold (a "GOLD OBLIGATION"), such determination shall be made at the time (or from time to time) and to the extent payment (in whole or in part) has actually been made by the Borrower or a judgment has been rendered. If the amount of Gold that could be purchased at the time and with the proceeds of any such payment or judgment is not sufficient to satisfy in full the relevant Gold Obligation, the Borrower hereby indemnifies and holds harmless each affected Lender:

          (i)  with respect to such deficiency; and

          (ii) from all costs and expenses incurred in the event that, as a result of any default by the Borrower hereunder or under any other Loan Document, such Lender, at its own expense, must, at any time or from time to time purchase Gold in an open exchange market to satisfy its obligations to any funding source which has provided Gold to such Lender to make, in whole or in part, any Gold
               Loan.

     Such indemnity obligations of the Borrower shall:

         (A) be payable in Dollars;

         (B) be determined in accordance with (and at the times provided pursuant to) this Section; and

         (C) be enforceable, insofar as this clause is concerned, as a separate or additional cause of action, and such enforceability shall not be affected by any prior judgment being obtained for any other sums due under this Agreement or any other Loan Document.

     (b)  The Borrower hereby agrees that:

          (i) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in Dollars into another currency, the Borrower agrees, to the fullest extent permitted by Applicable Law, that the rate of exchange used shall be that at which in accordance with normal banking or administrative procedures the Administrative Agent could purchase Dollars with such other currency on the Business Day preceding that on which final judgment is given.

          (ii) The obligation of the Borrower in respect of any sum due from it to any Finance Party shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by such Finance Party of any sum adjudged to be so due in such other currency, such Finance Party may in accordance with normal banking procedures, purchase Dollars with such other currency. In the event that the Dollars so purchased are less than the sum originally due to such Finance Party in Dollars, the Borrower, as a separate obligation and notwithstanding any such judgment, hereby indemnifies and holds harmless such Finance Party against such loss, and if the Dollars so purchased exceed the sum originally due to such Finance Party, such Finance Party shall remit to the Borrower such excess.

5.12 APPLICATION OF PROCEEDS

     (a) If at any time any amount (including any proceeds received in respect of any sale of, collection from, or other realization upon, all or any part of any collateral security subject of any Collateral Agreement) received by either Agent is less than the amount then due and payable pursuant to this Agreement or any other Loan Document such amount may, in the discretion of the Administrative Agent, be held by the Administrative Agent as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Agents pursuant to SECTIONS 11.3 and 11.4 and similar provisions contained in the other Loan Documents) in whole or in part by the Administrative Agent against, all or any part of the Obligations in the following order:

          (i) first, to amounts outstanding to the Finance Parties under any Loan Document (other than any Metal Trading Agreement) in respect of any amount other than interest on, or the Principal Amount of, any Loan;

          (ii) second, PRO RATA to amounts outstanding to the Finance Parties under any Loan Document in respect of interest on any Loan;

          (iii)third, PRO RATA to (x) amounts outstanding to the Finance Parties under any Loan Document in respect of the Principal Amount of any Loan and (y) net payment obligations of the Borrower to the Finance Parties under any Metal Trading Agreement; and

          (iv) fourth, to amounts owing to the Subordinated Lenders, in the order set forth in Section 4.11(a) of the Subordinated Loan Agreement.

     (b) Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Obligations, and the termination of all Commitments (if not then already terminated), shall be paid over to or to whomsoever may be lawfully entitled to receive such surplus.

6.   CONDITIONS PRECEDENT TO MAKING LOANS

6.1  INITIAL LOANS

    The obligations of the Lenders to make the initial Loans shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Article. Unless specifically stated to the contrary, each document, certificate and other Instrument delivered pursuant to this Section shall be dated on, or prior to, and shall be in full force and effect on, the Borrowing Date with respect to the initial Loans.

    The Administrative Agent shall have received:

6.1.1     RESOLUTIONS, ETC.

     (a) a certificate of an Authorized Representative of each Obligor and Subordinated Creditor to the effect that
          (i) the representations of such Person set forth in each Loan Document to which it is a party shall be true and correct as at the Effective Date and after giving effect to the initial Loan and (ii) no Default shall have then occurred and be continuing; and

     (b) from   each   Obligor  and  Subordinated   Creditor,   a
          certificate of its Secretary or similar officer as to:

          (i) resolutions of its Board of Directors or similar body then in force and effect authorizing the execution, delivery and performance of each Loan Document and any other document to be executed by it in connection with the transactions contemplated thereby;

          (ii) the incumbency and signatures of those of its officers authorized to act with respect to each Loan Document and any other document executed or to be executed by it; and

          (iii)its Organic Documents as then in effect,

          upon which certificate the Administrative Agent may conclusively rely until it shall have received a further certificate of the Secretary or similar officer of the relevant Person cancelling or amending such prior certificate.

6.1.2     ACQUISITION TRANSACTION, ETC.

     (a) copies of the Acquisition Agreement and each of the Subscription Agreement and the Royalty Agreement (each as defined therein), executed by the parties thereto and certified as being true and accurate by an Authorized Representative of Hecla Mining or the Borrower;

     (b) evidence that the Acquisition Transaction shall have been consummated in accordance with its terms and that all required deliveries to be made thereunder by the Vendor (including the MRIL Shares, the MMS Shares, and the Monarch Mexico Shares) shall have been made;

     (c) such evidence as the Administrative Agent shall reasonably require as to the sources of moneys used by Hecla Mining to fund the Purchase Price (including any evidence of a drawdown under the Restated Credit Agreement); and

     (d) a resolution of the Board of Directors of the Borrower issued pursuant to Section 39A2A of the Bermuda Companies Act 1981, as to the solvency, after giving effect to the Acquisition Transaction, of the Borrower.

6.1.3     SUBORDINATED LOAN AGREEMENT, ETC.

     (a) counterparts of the Subordinated Loan Agreement, duly executed by the Subordinated Lenders, the Collateral
          Agent  and  the Administrative Agent and an  Authorized
          Representative of Hecla Mining, as borrower;

     (b) counterparts of the Nationsbank Subordination Agreement, duly executed by Nationsbank N.A., in its capacity as agent under the Restated Credit Agreement, as the representative of the senior creditors thereunder, Standard Bank, as subordinated creditor, and an Authorized Representative of Hecla Mining, together with evidence, to be satisfactory in form and substance to the Administrative Agent, of the granting of consent by Nationsbank N.A., as agent under the Restated Credit Agreement, to the execution of the Loan Documents and the consummation of the transactions contemplated thereby;

     (c) evidence that all conditions precedent to the making of the Subordinated Loans in the principal amount of U.S.$3,000,000 shall have been met; and

     (d) delivery of a borrowing request for the Subordinated Loans (in the principal amount of U.S.$3,000,000) pursuant to the Subordinated Loan Agreement to take
          effect   on   the   proposed  initial  Borrowing   Date
          hereunder.

6.1.4     BORROWER SHARE CHARGE

     (a) counterparts   of  the  Borrower  Share   Charge,   duly
          executed  by  the  Collateral Agent and  an  Authorized
          Representative of Hecla Mining;

     (b) evidence of the delivery of the MRIL Shares to the Collateral Agent, together with stock powers executed in blank; and

     (c) evidence that all filings and registrations required under the laws of Bermuda and New York (including any required notations to be made in the stock register of the Borrower) shall have been duly made.

6.1.5     MMS PLEDGE AGREEMENT

     (a) counterparts of the MMS Pledge Agreement, duly executed by the Collateral Agent, the Initial Lenders and an Authorized Representative of the Borrower;

     (b) evidence of the delivery of the MMS Shares to the Collateral Agent, together with stock powers executed in blank; and

     (c) evidence that all filings and registrations (including any required notations to be made in the share register of MMS) required under the laws of Bermuda or Venezuela shall have been duly made.

6.1.6     SECURITY AGREEMENT (U.S. ASSETS)

     (a) counterparts of the Security Agreement (U.S. Assets), duly executed by the Collateral Agent and Authorized
          Representatives of the Borrower;

     (b) evidence that Uniform Commercial Code financing statements naming the Borrower as debtor and the Collateral Agent as secured party shall have been duly filed in all offices required under the laws of New York in order to perfect the Liens under the Security Agreement (U.S. Assets) over the Collateral described therein; and

     (c) evidence that all necessary counterparty notices relating to Metal Trading Agreements shall have been duly given and all acknowledgements from the relevant counterparties thereunder shall have been duly obtained.

6.1.7     CANADIAN SECURITY AGREEMENT

     (a) counterparts of the Canadian Security Agreement, duly executed by the Collateral Agent and an Authorized
          Representative of Hecla Mining;

     (b) acknowledgement by the Vendor of the assignment by Hecla Mining of its rights under the Acquisition Agreement, such acknowledgement to be satisfactory in form and substance to the Collateral Agent and its counsel; and

     (c) evidence that all filings and registrations required under the laws of Canada shall have been duly made.

6.1.8     MMS GUARANTY

     (a) counterparts of the MMS Guaranty, duly executed by the Collateral Agent and an Authorized Representative of
          MMS; and

     (b) evidence that all filings and registrations required under the laws of Venezuela shall have been duly made.

6.1.9     VENEZUELAN SECURITY DOCUMENTS

     (a) delivery of powers of attorney from the Initial Lenders to Messrs. Torres, Plaz & Araujo, Venezuelan counsel to the Finance Parties, executed and delivered under Venezuelan law, enabling the execution and registration of the Venezuelan Security Documents as and when required pursuant to SECTION 8.2.11(b);

     (b)  substantial agreement as to the text of the  Venezuelan
          Security  Documents  in  the forms  of  the  respective
          Exhibits attached hereto; and

     (c) such other evidence as the Collateral Agent and its counsel shall reasonably require to ensure the execution and registration of the Venezuelan Security Documents as and when required pursuant to SECTION 8.2.11(b).

6.1.10    ACCOUNT AGREEMENT

     (a) counterparts of the Account Agreement, duly executed  by
          the   Account  Bank  and  the  Collateral   Agent   and
          Authorized Representatives of the Borrower and MMS;

     (b) evidence of the execution of all certificates and other ancillary documentation required thereunder; and

     (c) evidence that the Proceeds Account shall have been opened.

6.1.11    INTERCOMPANY SUBORDINATION AGREEMENT

     (a)  counterparts    of   the   Intercompany   Subordination
          Agreement, duly executed by the Collateral Agent and Authorized Representatives of each of the Borrower and MMS and of each Subordinated Creditor; and

     (b) evidence that all filings and registrations required under the laws of all applicable jurisdictions shall have been made.

6.1.12    MISCELLANEOUS DOCUMENTS AND CONDITIONS

     (a) counterparts of the Process Agent Acceptance, duly executed by the Process Agent, together with evidence of the appointment of the Process Agent by each Obligor and Subordinated Creditor;

     (b) counterparts    of    the    Independent    Consultant's
          Certificate,   duly   executed   by   the   Independent
          Consultant;

     (c) a  counterpart of a summary of insurances maintained  at the  Project, including as to amount, risks covered and
          deductibles  (the  "INSURANCE  SUMMARY")  executed   by
          Sedgewick;

     (d) such  evidence  as  to the execution  of  Metal  Trading
          Agreements as the Administrative Agent shall reasonably require;

     (e) a counterpart of a Compliance Certificate of the Borrower, computed as at the initial Borrowing Date, certified by the chief financial or accounting Authorized Representative of the Borrower, together with such information concerning the calculations involved in such Compliance Certificate as the Administrative Agent shall have reasonably requested; and

     (f) a counterpart of a policy of political risk insurance ("POLITICAL RISK INSURANCE") issued by a provider satisfactory to the Administrative Agent, naming the Collected Lenders as additional loss payees and satisfactory in form and substance to the Administrative Agent.

6.1.13    OPINIONS

     Opinions addressed to the Finance Parties from:

     (a) Debevoise  &  Plimpton, New York counsel to the  Finance
          Parties, substantially in the form of EXHIBIT N-1 attached hereto;

     (b) Torres,  Plaz  &  Araujo,  Venezuelan  counsel  to   the
          Finance Parties, substantially in the form of EXHIBIT N-2 attached hereto;

     (c) Neher Von Siegmund Rengifo Diquez, Venezuelan counsel to the Obligors, substantially in the form of EXHIBIT N-3 attached hereto;

     (d) Conyers Dill & Pearman, Bermudan counsel, substantially in the form of EXHIBIT N-4 attached hereto;

     (e) Nathaniel K. Adams, corporate counsel to Hecla Mining, substantially in the form of EXHIBIT N-5 attached hereto; and

     (f) Fasken   Martineau,  Canadian  counsel  to  the  Finance
          Parties, substantially in the form of EXHIBIT N-6 attached hereto.

     The portions of the opinion of the Venezuelan lawyers described in ITEMS (b) and (c) addressing the Venezuelan Security Documents to be delivered pursuant to SECTION 8.2.11(b) may be rendered at the same time as such Venezuelan Security Documents are executed and registered.

6.1.14    APPROVALS, PROJECT DOCUMENTS

     (a) copies of the Project Documents (as in effect prior to the initial Borrowing Date) described in CLAUSES (a) and (b) of the definition of such term executed and delivered by the parties thereto, certified by an Authorized Representative of each Obligor party thereto;

     (b) copies  of  the Approvals listed in PART  A  of  ITEM  1
          ("CURRENT   MATERIAL  APPROVALS")  of  the   Disclosure
          Schedule, certified by each Obligor which was granted such Approval; and

     (c) if the Administrative Agent shall have so requested, an English translation of any of the foregoing documents not originally executed in English, certified by an Authorized Representative of each Obligor party thereto.

     Without  limiting  SECTION  6.1,  the  obligations  of   the
     Lenders to make all Loans shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section.

6.1.15    CLOSING FEES, EXPENSES, ETC.

     The Administrative Agent shall have received (including, to the extent necessary, from the proceeds of the Loans to be made on the initial Borrowing Date) for the account of the Finance Parties entitled thereto, all fees and expenses (including those of the Agents' advisors then invoiced) due and payable on or prior to such Borrowing Date.

6.2  CONDITIONS TO ALL LOANS

Without limiting SECTION 6.1, the obligations of the Lenders to make all Loans shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section.

6.2.1     BORROWING NOTICE

     The  Administrative  Agent shall have received  a  Borrowing
     Notice  relating to the Loans, proposed to be  made  on  the
     relevant   Borrowing   Date  executed   by   an   Authorized
     Representative of the Borrower.

6.2.2     COMPLIANCE WITH WARRANTIES, NO DEFAULTS, ETC.

     The representations and warranties of the Obligors set forth in ARTICLE 7 and in all other Loan Documents shall be true and correct as of the date initially made, and both immediately before and after the making of the requested
     Loans:

     (a) such representations and warranties shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

     (b) no Default shall have then occurred and be continuing.

7.   REPRESENTATIONS AND WARRANTIES

     In order to induce the Finance Parties to enter into this Agreement and to make, maintain, convert and continue the Loans hereunder, each of the Borrower and MMS, individually for itself and with respect to matters hereinafter relating to it, represents and warrants unto each of the Finance Parties, in each case as set forth in this Article. The representations and warranties set forth in this Article shall be made on the Effective Date and upon the delivery of each Borrowing Notice and each Conversion Notice and shall be deemed to be made as at each Borrowing Date and each Conversion Date.

7.1  ORGANIZATION, POWER, AUTHORITY, ETC.

     (a) The   Borrower  is  a  company  validly  organized   and
          existing and in good standing under the laws of Bermuda.

     (b) MMS is a company validly organized and existing and in good standing under the laws of Venezuela.

     (c) Each of the foregoing Obligors is duly qualified to do business and is in good standing (where such concept is applicable) as a foreign company in each jurisdiction where the nature of its business makes such qualification necessary and has full power and authority, and holds all requisite Approvals, to own and hold under lease its property and to conduct its business substantially as currently conducted by it. Each such Obligor has full power and authority to enter into and perform its obligations under this Agreement and the other Operative Documents executed or to be executed by it.

7.2  DUE AUTHORIZATION; NON-CONTRAVENTION

     The execution and delivery by each of the Borrower and MMS of this Agreement and each other Operative Document executed or to be executed by it and the performance by such Obligor of its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action on its part, do not and will not require any Approval (other than (i) those Approvals referred to in PART A and PART B of ITEM 1 ("CURRENT MATERIAL APPROVALS" and "PENDING MATERIAL APPROVALS") of the Disclosure Schedule, (ii) the filings, notarizations and registrations contemplated by this Agreement in connection with the effectiveness, perfection and priority of the Collateral Agreements to which either Obligor is a party and (iii) in the case of the Project Documents only, Non-Material Approvals), do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Requirement of Law or Approval (other than Non-Material Approvals) binding on it, and will not result in or require the creation or imposition of any Lien on any of its properties pursuant to the provisions of any Contractual Obligation (other than pursuant to this Agreement and the Collateral Agreements to which such Obligor is a party).

7.3  VALIDITY, ETC.

     (a)  This  Agreement  constitutes, and each other  Operative
          Document executed or to be executed by each of the Borrower and MMS constitutes, or on the due execution by each party thereto and delivery thereof will constitute, the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, subject as to enforceability, to Applicable Laws relating to bankruptcy and the enforceability of creditors' rights generally and by the fact that the availability of equitable remedies is discretionary and, in the case of any such Instrument expressed to be governed by the laws of Venezuela, is or will be in proper form for enforcement in Venezuela.

     (b) Each Collateral Agreement to which either the Borrower of MMS is party will, upon the taking of the various actions described hereunder and thereunder, create in favor of the stated beneficiary or secured party (howsoever denominated) thereunder, a valid and perfected first-priority Lien on all of the assets, properties and rights purported to be covered thereby as security for the relevant obligations expressed to be covered thereby, subject to no Liens, except (i)
          Permitted Liens and (ii) for the specific exceptions set forth in the legal opinions delivered pursuant to this Agreement.

7.4  LEGAL STATUS

     Neither MMS nor the Borrower, and none of its properties or revenues enjoys any right of immunity from suit, set off, attachment prior to judgment or in aid of execution, or execution on a judgment in respect of its obligations under any of the Loan Documents to which it is a party.

7.5  FINANCIAL STATEMENTS

     All  balance  sheets and all other financial information  of
     MMS and the Borrower which have been furnished by or on behalf of such Obligor to (or otherwise received by) the Administrative Agent for the purposes of or in connection with this Agreement or any transaction contemplated hereby, including the consolidated financial statements at December 31, 1998 of MMS and its Affiliates in respect of which an opinion was given by Baez, Dasilva & Asociados, as delivered in the form of Schedule L to the Acquisition Agreement, have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and do present fairly
     (subject in the case of interim financial statements to year-end audit adjustments) the financial position of the relevant Obligor as at the dates thereof and the results of its operations for the periods then ended. Neither the Borrower nor MMS has on the date hereof any material Contingent Liability or liability for taxes, long-term leases or unusual forward or unusual long-term commitments which are not reflected in its financial statements described in this Section or in the notes thereto. For the avoidance of doubt nothing in this Agreement shall require the Borrower or MMS to restate the financial statements described in this Section.

     The financial projections, estimates and other expressions of view as to future circumstances supplied by each of the Borrower and MMS for purposes of the Base Case are fair and reasonable and, to the best of such Obligor's knowledge, have been arrived at after reasonable inquiry and have been made in good faith by the Persons responsible therefor.

7.6  ABSENCE OF DEFAULT

     Neither the Borrower nor MMS is in default in the payment of or in the performance of any material obligation applicable to any Indebtedness (subject to any applicable grace period), or in default under any Project Document, any Requirement of Law or the terms or conditions upon which any Approval has been granted.

7.7  ACQUISITION AGREEMENT

     The Acquisition Transaction has been duly consummated substantially in accordance with the terms of the Acquisition Agreement, and, as a result, Hecla Mining is the sole and duly registered owner of the MRIL Shares, and the Borrower is the sole and duly registered owner of the MMS Shares and the Monarch Mexico Shares, in each case free and clear of Liens, except arising under each relevant
     Collateral Agreement. No claim for rescission or material modification of the Acquisition Transaction is pending or, to the knowledge of either the Borrower or MMS, threatened and the terms for all adjustments to the Purchase Price, all warranty claims and all other material terms relating to the Acquisition Transaction are contained in the Acquisition Agreement, as in effect at the date hereof.

7.8  LITIGATION, ETC.

     Except  as  disclosed  in  ITEM  3  ("LITIGATION")  of   the
     Disclosure Schedule, there is no pending or, to the knowledge of either the Borrower or MMS, threatened labor controversy, litigation, arbitration or governmental investigation or proceeding against such Obligor (including with respect to the Acquisition Transaction) or to which any of its business, operations, properties, assets or revenues is subject as to which there is a reasonable likelihood of an adverse outcome to such Obligor and which, if adversely determined, would result in a Materially Adverse Effect with respect to such Obligor. In the case of any litigation described in ITEM 3 ("LITIGATION") of the Disclosure Schedule, there has been no development in such litigation which would result in a Materially Adverse Effect with respect to either the Borrower or MMS.

7.9  MATERIALLY ADVERSE EFFECT

     Since   the  date  of  the  most  recent  audited  financial
     statements referred to in SECTION 7.5 there have been no occurrences which, individually or in the aggregate, would result in a Materially Adverse Effect.

7.10 TAXES AND OTHER PAYMENTS

     Except as disclosed in ITEM 4 ("TAXES") of the Disclosure Schedule, each of the Borrower and MMS has filed all tax returns and reports required by Applicable Law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing and all claims for sums due for labor, material, supplies, personal property and services of every kind and character provided with respect to, or used in connection with its business and no claim for the same exists except as permitted hereunder, except (i) any such taxes and governmental charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the books of such Obligor or (ii) in the case of any other claims, where failure to make payment therefor would not result in a Materially Adverse Effect with respect to such Obligor.

7.11 MINING RIGHTS

     MMS   has  acquired  all  material  Mining  Rights  and  has
     obtained such other surface and other rights as are reasonably necessary for access rights, water rights, plant sites, waste dumps, ore dumps, abandoned heaps or ancillary facilities which are required in connection with the Project in accordance with sound international mining and business practice. All Mining Rights and other rights so acquired by MMS are sufficient in scope and substance for the operation and maintenance of the Project in accordance with sound international mining and business practice and no part of the purchase price (other than any royalty payments) payable by MMS in connection with its acquisition of such Mining Rights and other rights remain unpaid.

7.12 OWNERSHIP AND USE OF PROPERTIES; LIENS

     (a) MMS has good title to all of the Project Assets it owns or purports to own, free and clear of all Liens or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to SECTION 8.3.3 or except as disclosed in ITEM 5 ("ASSETS; PROPERTIES") of the Disclosure Schedule.

     (b) MMS has complied in all material respects with all Contractual Obligations relating to any material asset or property leased, operated, licensed or used (but not owned) by MMS except as disclosed in ITEM 6 ("CONTRACTUAL OBLIGATIONS") of the Disclosure Schedule; all of MMS' interests in such assets and properties are free and clear of all Liens or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to SECTION 8.3.3, except for non-material Liens or claims or except as disclosed in ITEM 5 ("ASSETS; PROPERTIES") of the Disclosure Schedule; and all material Instruments pursuant to which MMS is entitled to lease, operate, license or use such properties and assets are in full force and effect.

7.13 SUBSIDIARIES

     All  of the Subsidiaries of each of the Borrower and MMS  as
     of    the   Effective   Date   are   listed   in   ITEM    7
     ("SUBSIDIARIES") of the Disclosure Schedule.

7.14 INTELLECTUAL PROPERTY

     MMS owns and possesses all such material patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as MMS considers reasonably necessary for the conduct of the business of MMS as now conducted without, individually or in the aggregate, any substantial infringement upon rights of other Persons and there is no individual patent or patent license, the loss of which would result in a Materially Adverse Effect with respect to MMS, except as may be disclosed in ITEM 8 ("MATERIAL PATENTS AND TRADEMARKS") of the Disclosure Schedule.

7.15 TECHNOLOGY

     Except  as  disclosed  in  ITEM  9  ("TECHNOLOGY")  of   the
     Disclosure Schedule, (a) MMS owns or has the right to use all technologies and processes reasonably required to operate and maintain the Project and (b) there are no material license agreements granting MMS or any other Person rights in any patented process or the right to use technical or secret know-how that are required for the operation or maintenance of the Project.

7.16 APPROVALS; PROJECT DOCUMENTS

     (a) MMS (or any other Obligor on behalf of and for the benefit of MMS) has entered into all Instruments and obtained all Approvals required for the operation and maintenance of the Project in accordance with Applicable Laws and sound international mining and business practice (other than (i) those identified in PART B of ITEM 1 ("PENDING MATERIAL APPROVALS") of the Disclosure Schedule which MMS believes will be obtained as and when required and (ii) those of a non-material nature which MMS expects will be obtained as and when necessary in the course of the operation and maintenance of the Project (all such Approvals of a non-material nature, collectively, "NON-MATERIAL APPROVALS")).

     (b) Each of the Project Documents executed at the time this representation is made or deemed to be made is in full force and effect, is the legal, valid and binding obligation of MMS thereto and, to MMS' knowledge, of all other parties thereto in accordance with its terms, subject to Applicable Laws relating to bankruptcy and the enforceability of creditors' rights generally and by the fact that the availability of equitable remedies is discretionary.

     (c)  All  material  performance required under each  Project
          Document executed at the time this representation is made or deemed to be made by each party thereto has occurred (except performance required by such Project Document to be performed at a later date), and, to MMS' knowledge, no default or event or condition which with notice, lapse of time or both could constitute a default thereunder has occurred and is continuing.

     (d) Save for the Union Contract, MMS is not, at the time this representation is made or deemed to be made, party to any contract or agreement which would be considered a Material Project Document other than any such contract which complies with the terms of this Agreement as are related to the Material Project Documents.

7.17 ENVIRONMENTAL WARRANTIES

     Except as disclosed in ITEM 10 ("ENVIRONMENTAL MATTERS") of the Disclosure Schedule or except where failure of any of the following statements to be made would not reasonably be expected to have a Materially Adverse Effect:

     (a) MMS (and, to MMS' knowledge, each other Project Party) is, and has at all times been, in compliance with, or has fully remedied any non-compliance so as to be in compliance with, all Environmental Laws in all material respects and all Approvals (other than Non-Material Approvals) relating to Environmental Laws necessary in connection with the ownership and operation of its business (including the Project) are in full force and effect. There are no acts, omissions, events, states of facts or circumstances which may reasonably be expected to prevent or interfere with MMS being in substantial compliance with any Environmental Laws, including obtaining or being in substantial compliance with any Approvals (other than Non-Material Approvals) relating to Environmental Laws in the future, and no material investment is necessary to obtain or renew any Approval (other than any Non-Material Approval) relating to Environmental Laws.

     (b) There are no present or, to MMS' knowledge, past acts, omissions, events, states of facts or circumstances which have resulted in (or could result in) any third party (including any regulatory authority) taking any action or making any material claim against MMS under any Environmental Laws including remedial action (in particular in relation to contaminated land) or the revocation, suspension, variation or non-renewal of any Approval under any Environmental Laws and MMS has no notice of any complaints, demands, civil claims, enforcement proceedings or of any action required by any regulatory authority and there are no investigations pending or, to MMS' knowledge, threatened in relation to the failure of MMS to obtain any Approval (other than any Non-Material Approval) under, or comply with, any Environmental Laws.

7.18 PARI PASSU

     The payment Obligations of each of the Borrower and MMS under each Loan Document to which it is a party rank at least PARI PASSU in right of payment with all of such Obligor's other unsecured and unsubordinated Indebtedness, other than any such Indebtedness which is preferred by mandatory provisions of Applicable Law.

8.   COVENANTS

8.1  INFORMATIONAL AND FINANCIAL COVENANTS

     Each of the Borrower and MMS agrees with each Finance Party that, until all Commitments have terminated and all Obligations have been paid and performed in full and such Obligor will perform its relevant obligations set forth in this Section.

8.1.1     FINANCIAL INFORMATION, ETC.

     (a) MMS will deliver to the Administrative Agent copies of the following financial statements, reports and information:

          (i) promptly when available, and in any event within 90 days after the close of each of its Fiscal Years, its consolidated balance sheet at the close of such Fiscal Year and related consolidated statements of operations and cashflows, loss and deficit, and changes in financial position, as may be relevant (with comparable information at the close of and for the prior Fiscal Year) and reported on without Impermissible Qualification by an independent certified public or chartered accountant of recognized international standing; and

          (ii) promptly when available, and in any event within 45 days after the close of the first three Fiscal Quarters of each of its Fiscal Years, its consolidated balance sheet at the close of such Fiscal Quarter and related consolidated statements of operations and cashflows, loss and deficit, and changes in financial position, as may be relevant, for such Fiscal Quarter and for the period in such Fiscal Year ending on the last day of such Fiscal Quarter (with comparable information at the close of and for the corresponding Fiscal Quarter of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year) and certified by its accounting or financial Authorized Representative.

     (b) The Borrower will deliver to the Administrative Agent copies of the following reports and information:

          (i) promptly when available, and in any event within 90 days after the close of each of its Fiscal Years, its consolidated balance sheet at the close of such Fiscal Year and related consolidated statements of operations and cashflows, loss and deficit, and changes in financial position, as may be relevant (with comparable information at the close of and for the prior Fiscal Year) and reported on without Impermissible Qualification by an independent certified public or chartered accountant of recognized international standing;

          (ii) promptly when available, and in any event within 45 days after the close of the first three Fiscal Quarters of each of its Fiscal Years, its consolidated balance sheet at the close of such Fiscal Quarter, and related consolidated statements of operations and cashflows, loss and deficit, and changes in financial position, as may be relevant, for such Fiscal Quarter and for the period in such Fiscal Year ending on the last day of such Fiscal Quarter (with comparable information at the close of and for the corresponding Fiscal Quarter of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year) and certified by its accounting or financial Authorized Representative;

          (iii)as soon as practicable and in any event within 30 days following each March 31, June 30, September 30 or December 31, a report (as to counterparties, trading dates, amounts hedged, etc) in form and substance satisfactory to the Administrative Agent concerning the Metal Trading Agreements then in effect; and

          (iv) no later than 45 days following each June 30 and 60 days following each December 31 of each calendar year, a Compliance Certificate demonstrating compliance (or lack of compliance as the case may be) with the financial ratios set forth in SECTION 8.1.5.

8.1.2     DEFAULTS

     As soon as practicable and in any event within three Business Days after obtaining knowledge of the occurrence of any Default relating to it, each of the Borrower and MMS will furnish to the Administrative Agent a statement of its chief financial Authorized Representative setting forth details of such Default and the action which it has taken and proposes to take with respect thereto.

8.1.3     MISCELLANEOUS INFORMATION CONCERNING THE PROJECT

     MMS and (in the case of SUB-CLAUSES (a), (f) and (i)), the Borrower will deliver to the Administrative Agent copies of the following reports and information:

     (a) as soon as practicable and in any event within 20 Business Days following the end of each calendar month,
          (i) a production and operating report in form and substance satisfactory to the Administrative Agent including information on material developments or changes (if any) in the production, operational, economic, environmental and technical circumstances of the Project for the month then ending, (ii) cashflow for each of the Borrower and MMS for the month then ending and (iii) the balances (including any Cash Equivalent Investments) standing to the credit of the Proceeds Account for the month then ending;

     (b) not later than each March 1 (and as soon as practicable after the date MMS shall prepare any interim budget or forecast), a budget in respect of the Project for the then current calendar year and a forecast in respect of the Project for the following eight years (or any shorter period until the Project End Date) in such form and containing such information as the Administrative Agent shall reasonably require;

     (c) as soon as practicable after the receipt or sending thereof, copies of any material report or notice in connection with the Project filed with or received from any local, governmental or statutory agency;

     (d) as soon as practicable and in any event within 30 days after obtaining knowledge thereof, details of any material disputes with insurers or any non-payment or reduction in payment with respect to any Project Insurances by any insurer;

     (e) as soon as practicable prior to January 1st of each calendar year, a memorandum, dated as at such date, summarizing the Project Insurances then in effect;

     (f) as soon as practicable details of any litigation, arbitration or administrative proceedings, which if resolved against either the Borrower or MMS could result in such Obligor suffering a loss in excess of U.S.$500,000 (or the equivalent thereof in any other currency);

     (g) not later than 90 days following the end of each of its Fiscal Years, a report, satisfactory in form and scope of coverage to the Administrative Agent, summarizing the compliance (or non-compliance as the case may be) by the Project with all relevant Environmental Laws for the Fiscal Year then ending;

     (h) not later than 90 days following the end of each of its Fiscal Years, a report as to Reserves at the Project;
          and

     (i) all other information relating to its financial condition, operations or assets the Administrative Agent (or any Lender by notice to the Administrative Agent, which notice shall be copied to either the Borrower or MMS) may from time to time reasonably request.

8.1.4     BOOKS AND RECORDS; ACCESS

     Each of the Borrower and MMS will keep financial records and statements reflecting all of its business affairs and transactions in accordance with GAAP. MMS will, upon reasonable notice and so as not to interfere with the operations of the Project, permit the Independent
     Consultant,  any  insurance  consultant  appointed  by   the
     Administrative Agent (an "INSURANCE CONSULTANT"), the Agents and the Lenders or any of their respective representatives to inspect any and all of its properties and operations and, if a Default shall have occurred and be continuing, to discuss its financial matters with its officers, independent chartered accountants and certified public accountants, as the case may be (and hereby authorizes such independent chartered accountants or certified public accountants, as the case may be, to discuss its financial matters with any of the foregoing Persons or its representatives whether or not any representative of MMS is present) and to examine (and photocopy extracts from) any of its books or other corporate records. Without limiting the generality of the foregoing, MMS shall provide all relevant and reasonable assistance to the Independent Consultant, any Insurance Consultant and the Agents in connection with the performance of their duties contemplated hereby. It is expressly understood that none of the Independent Consultant, any Insurance Consultant or any of the Finance Parties assumes any obligation to any Obligor in respect of the Project, unless caused by any such Person's gross negligence or wilful misconduct.

8.1.5     FINANCIAL COVENANTS OF THE BORROWER

The Borrower agrees with each Finance Party that it shall ensure that at each Compliance Date:

     (a) the Loan Life Cover Ratio, as at any Calculation Date coinciding with or following such Compliance Date and with respect to each corresponding Forecast Period to (and including) the Maturity Date, is not less than 1.5:1.0;

     (b) the Project Life Cover Ratio, as at any Calculation Date coinciding with or following such Compliance Date and with respect to each corresponding Forecast Period to (and including) the Project End Date, is not less than 2.0:1.0;

     (c) the Debt Service Cover Ratio for that Measurement Period coinciding with or following such Compliance Date (and for each subsequent Measurement Period to (and including) the Maturity Date) is not less than 1.25:1.0;

     (d) the Reserve Debt Cover Ratio is not (or is not projected to be at any time prior to the Maturity Date) less than 4.0:1.00; and

     (e) the Reserve Tail Cover Ratio is not (or is not projected to be at any time prior to the Maturity Date) less than 0.30:1.0.

8.1.6     RECALCULATION OF BASE CASE

     The  Borrower shall, with the approval of the Administrative
     Agent (acting with the assistance of the Independent

     Consultant), such approval not to be unreasonably withheld, update the Base Case from time to time at least on an annual basis, no later than each April 1, commencing April 1, 2000. Any such updated Base Case shall be the Base Case for all purposes of this Agreement and each other Loan Document. If no agreement between the Borrower, and the Administrative Agent and the Independent Consultant can be reached on a revised Base Case by April 1 of the relevant calendar year, then the Borrower, the Administrative Agent and the Independent Consultant shall negotiate further in updating the Base Case so as to be acceptable to all parties (and may utilize the services of an independent expert); PROVIDED, HOWEVER, that if such negotiations have not produced a Base Case acceptable to the Administrative Agent (acting in consultation with the Independent Consultant) by the May 30 next following, then the Base Case then in effect shall remain the Base Case for all purposes of this Agreement and each other Loan Document.

8.1.7     ACCURACY OF INFORMATION

     All factual information hereafter furnished by or on behalf of either the Borrower or MMS in writing to any of the Finance Parties for the purposes of or in connection with this Agreement or any transaction contemplated hereby will be true and accurate in every material respect on the date as of which such information is dated or certified and such information shall not be incomplete by omitting to state any material fact necessary to make such information not misleading.

8.2  AFFIRMATIVE COVENANTS

     Each of the Borrower and MMS agrees with each Finance Party that, until all Commitments have terminated and all Obligations have been paid and performed in full, such Obligor will perform its relevant obligations set forth in this Section.

8.2.1     COMPLIANCE WITH LAWS, ETC.

     Each of the Borrower and MMS will comply (a) in all material respects with all Applicable Laws and (b) the terms of any Operative Document to which it is a party.

8.2.2     APPROVALS; OPERATIVE DOCUMENTS

     (a) Each of the Borrower and MMS will obtain, maintain in full force and effect, and comply in all material respects with, all Approvals (including those identified in ITEM 1 ("APPROVALS") of the Disclosure Schedule but excluding Non-Material Approvals) as may be reasonably required from time to time for such Obligor to (i) execute, deliver, perform and preserve its rights under any of the Operative Documents executed or to be executed by it, (ii) grant and perfect the Liens granted or purported to be granted and perfected by it pursuant to any Collateral Agreement to which it is a party and (iii) in the case of MMS, own, lease, use or license the Project Assets in which it holds any interest and operate the Project in accordance with sound mining and business practice.

     (b) Without limiting CLAUSE (a), each relevant Obligor will use its best efforts to obtain all Approvals in PART B of ITEM 1 ("PENDING MATERIAL APPROVALS") of the
          Disclosure Schedule by the date set forth in the Disclosure Schedule opposite such Approval and, within five (5) Business Days of obtaining any such Approval deliver to the Administrative Agent certified copies (or originals where requested by the Administrative Agent) of all such Approvals as then in effect.

     (c) MMS will, subject to SECTION 8.3.12, enter into and/or keep in full force and effect the Project Documents described in ITEM 2 ("CURRENT/PENDING PROJECT DOCUMENTS") of the Disclosure Schedule and such other contracts or agreements as may be reasonably required or advisable from time to time to construct, develop, operate and maintain the Project substantially in accordance with sound mining and business practice, provide to the Administrative Agent (in sufficient copies for the Lenders) a true and complete copy of all Project Documents (including, if the Administrative Agent shall reasonably request, an English translation of any such Project Document executed in Spanish) entered into after the date hereof, and shall take all actions as the Collateral Agent shall reasonably require in order that MMS' right, title and interest in, to and under each Project Document will be assigned by way of security in favor of the Finance Parties.

8.2.3     MAINTENANCE OF CORPORATE EXISTENCE

     Each of the Borrower and MMS will do and will cause to be done at all times all things necessary to maintain and preserve its corporate existence and to be duly qualified to do business and be in good standing (where such concept is relevant) as a foreign corporation in each jurisdiction where the nature of its business requires it to be so qualified and where there is reasonable likelihood of a Material Adverse Effect if such Obligor is not so qualified.

8.2.4     PAYMENT OF TAXES, ETC.

     Each of the Borrower and MMS will pay and discharge, as the same may become due and payable, all taxes, assessments, fees and other governmental charges or levies against it or on any of its property, as well as claims of any kind or character (including claims for sums due for labor, material, supplies, personal property and services); PROVIDED, HOWEVER, that the foregoing shall not require such Obligor to pay or discharge any such tax, assessment, fee, charge or levy so long as it shall be diligently contesting the validity or amount thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto or, in the case of any such claims due, to claims where failure to make payment therefor would not result in a Materially Adverse Effect with respect to such Obligor.

8.2.5     INSURANCE

     (a) MMS will maintain with responsible insurance companies satisfactory to the Collateral Agent acting in its reasonable discretion: (i) insurance as required under this Agreement (including that referred to in the Insurance Summary), the Collateral Agreements and/or any other Operative Document, (ii) such other insurance (including business interruption insurance) or re-insurance with respect to the properties and business of MMS against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses similarly situated and (iii) such other insurance and re-insurance as may be required by any Applicable Law. MMS will not amend in any material respect or dilute
          its   insurance  coverage  without  the  prior  written
          consent of the Collateral Agent. MMS agrees that the Agents may employ an Insurance Consultant to advise the Finance Parties from time to time on the insurance aspects of the Project and the Facility.

     (b) All of the insurance policies referred to in CLAUSE (a) will, in each case in accordance with standard practice in the mining industry:

          (i) specify the Collateral Agent (for the rateable benefit of the Finance Parties) as an additional insured or as a loss payee and/or contain such endorsements in favor of the Collateral Agent as the Collateral Agent shall reasonably require;

          (ii) not be capable of cancellation (or non-renewable or subject to a material decrease in the scope or amount of coverage (including by way of increase in any deductible)) as against the Collateral Agent (including for failure to pay premiums) or subject to material alteration of any kind without at least 30 days' (or less in case of war and kindred risks) prior written notice to the Collateral Agent;

          (iii)in the case of insurance covering loss or damage to any of the Project Assets, contain a "breach of warranty" provision (including that the policy shall not be invalidated as against the Collateral Agent by reason of any action or failure to act of MMS or any other Person (including any negligence on behalf of the foregoing)), provide for waiver of any right of set-off, recoupment, subrogation, counterclaim or any other deduction, by attachment or otherwise, with respect to any liability of MMS, and shall provide that, if the Collateral Agent shall so request, all amounts payable by reason of loss or damage to any of the Project Assets shall be payable to the Collateral Agent for replacement; and

          (iv) provide for payments of claims thereunder in Dollars.

     (c) MMS will cause proceeds of all Insurances maintained with respect to the Project to be applied in accordance with ARTICLE 4, the Account Agreement and all relevant Collateral Agreements.

8.2.6     MANAGEMENT AND OPERATION

     MMS shall manage, operate and maintain the Project and produce and process Project Output (and ensure that Project Output is refined by, and all dore and similar products are sold and, subject to Applicable Law, exported to, gold dealers and refiners of international reputation located outside Venezuela so as to enable the Borrower to meet its payment and hedging obligations under this Agreement) in accordance with Applicable Laws and sound international mining and business practice and its other obligations arising under the Operative Documents. MMS shall use its best efforts to ensure that there are sufficient competent technical and management employees engaged in connection with the Project in order to comply with the requirements of the foregoing sentence.

8.2.7     HEDGING - METAL PRICE

     (a) The Borrower will at all dates maintain in full force and effect Metal Trading Agreements sufficient to cover all Dollar Loans, Taxes and royalty and similar fees and Operating Expenditures (including Political Risk Insurance premiums) in respect of the Project, in each case projected to be outstanding or expended during the period commencing as at such date and ending on the Maturity Date (the "HEDGING PERIOD").

     (b) The counterparties to all Metal Trading Agreements shall be banks, other financial institutions or trading institutions having Indebtedness (with a maturity of one year or less) of Approved Credit Quality and otherwise reasonably acceptable to the Administrative Agent. The Borrower shall ensure that its interest in all Metal Trading Agreements (including those initially assigned to the Borrower by Hecla Mining or any of its Affiliates) is assigned by way of security in favor of the Collateral Agent (for the benefit of the Finance Parties) pursuant to the Security Agreement (U.S. Assets)) and take all steps required by either Agent to effect such assignment, including requiring that such counterparties enter into instruments acknowledging such assignment by way of security.

     (c) Notwithstanding the foregoing, the Borrower shall at no time have in effect Committed Hedging Agreements (other than Gold Loans) covering more than 75% of Reserves.

     (d) To the extent either Hecla Mining or any of its Affiliates (other than the Borrower) is a party to any Metal Trading Agreements assigned to the Borrower, the Borrower will cause such Person to acknowledge that assignment in such a writing as the Collateral Agent may request.

8.2.8     ENVIRONMENTAL COVENANT

     (a) MMS will, and will use reasonable efforts to ensure that each other Project Party will, use and operate the Project, the Project Assets and all of the facilities and properties related thereto in material compliance with, keep all Approvals (other than Non-Material Approvals) relating to environmental matters in effect and remain in material compliance with and handle all Hazardous Materials in material compliance with all applicable Environmental Laws.

     (b) MMS will immediately notify the Administrative Agent and provide copies upon receipt of all material written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, and contest such claims diligently or in good faith cure and/or (to the extent practicable) have dismissed with prejudice any actions and proceedings relating to compliance with Environmental Laws.

     (c) MMS will provide such information and certifications which either Agent may reasonably request from time to time to evidence compliance with this Section.

8.2.9     MAINTENANCE OF PROJECT ASSETS

     MMS will maintain, preserve, protect and keep:

     (a) all of its ownership, lease, use, license and other interests in the Project Assets (including all Mining Rights) as are reasonably necessary for MMS to operate and maintain the Project substantially in accordance with sound mining and business practice; and

     (b) all of the Project Assets in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, unless the continued maintenance of any of such Project Assets is no longer necessary or economically desirable for the operation of the Project, such operation to be substantially in accordance with sound mining and business practice.

8.2.10    PARI PASSU

     Each of MMS and the Borrower will ensure that its payment Obligations rank at least PARI PASSU in right of payment with all of such Obligor's other unsecured and unsubordinated Indebtedness other than any such Indebtedness which is preferred by mandatory provisions of Applicable Law.

8.2.11    COLLATERAL AGREEMENTS; AFTER-ACQUIRED COLLATERAL

     (a) Each of the Borrower and MMS will maintain at all times in full force and effect (or where appropriate, promptly renew in a timely manner) all collateral which is the subject of the relevant Collateral Agreements and from time to time execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such further instruments as may be reasonably requested by the Collateral Agent for perfecting or maintaining in full force and effect the Liens granted under the Collateral Agreements (including with respect to any assets forming part of or relating to the Project acquired or entered into after the date hereof, whether pursuant to the Acquisition Transaction or otherwise) upon the request of the Collateral Agent. Without limiting the foregoing, each of the Borrower and MMS will, upon the request of the Collateral Agent, effect, at its own cost and expense, all relevant notarizations, registrations and filings, and take all other actions as may be necessary or advisable, to ensure that a valid and first priority Lien in any such asset (including any such asset which is not of a type encumbered pursuant to any Collateral Agreement as at the Effective Date) is granted in favor of the Finance Parties.

     (b) MMS will, no later than the date which falls 60 days after the Effective Date, ensure that the Real Property Mortgage, the Chattel Mortgage and the Pledge Without Conveyance are executed and procure that all relevant notarizations, registrations and filings are made, and that all other actions as may be necessary or advisable are taken, in each case to ensure that a valid and first priority Lien is granted in favor of the Finance Parties over each asset subject of each relevant Collateral Agreement.

     (c) In addition, as soon as practicable after the date of execution of any Material Project Document, MMS will, at its own cost and expense, take such actions as may be necessary or advisable to ensure that a valid and first priority Lien in MMS' interest in such Material Project Document is granted in favor of the Finance
          Parties pursuant to an Assignment of Contract Rights, including ensuring that the relevant contractual counterparty acknowledges such Lien pursuant to a written instrument in favor of the Finance Parties.

8.3  NEGATIVE COVENANTS

     Each of the Borrower and MMS agrees with each Finance Party that, until all Commitments have terminated and all Obligations have been paid and performed in full, such Obligor will perform its relevant obligations set forth in this Section.

8.3.1       BUSINESS  ACTIVITIES;  PLACE  OF  BUSINESS;   ORGANIC
     DOCUMENTS; FISCAL YEAR

     (a)Neither the Borrower nor MMS will:

          (i) maintain any chief executive office or principal place of business (and, in the case of MMS, the location of the Project or Puerto Ordaz, Venezuela) without first taking (to the satisfaction of the Collateral Agent) all actions necessary to protect and perfect the Liens granted pursuant to the relevant Collateral Agreements;

         (ii) (x) amend its Organic Documents in any material respect or (y) change its corporate name; PROVIDED, HOWEVER, that the Borrower may change its corporate name to Hecla Resources Investments Limited and MMS may change its corporate name to Minera Hecla Venezolana, C.A. as long as such Obligor first takes (to the satisfaction of the Collateral Agent) all actions necessary to protect and perfect the Liens granted pursuant to the relevant Collateral Agreements as are necessary or advisable as a result of such corporate name changes; or

        (iii)change its Fiscal Year.

         (b)   The  Borrower  shall not engage  in  any  business
         activity  other  than in its capacity  as  a  direct  or
         indirect shareholder of MMS, Monarch Mexico and other Subsidiaries engaged in exploration and production activities in the mining industry.

         (c) MMS will not engage in any business activity other than the operation and maintenance of the Project (including exploration and development of orebodies in the immediate area of the Project) and activities reasonably incidental thereto.

8.3.2     INDEBTEDNESS

     Neither  the  Borrower  nor MMS will  (or  will  permit  its
     Subsidiaries to) create, incur, assume, or suffer  to  exist
     or   otherwise  become  or  be  liable  in  respect  of  any
     Indebtedness other than (without duplication):

     (a)  Indebtedness  in  respect  of  the  Loans   and   other
          Obligations;

     (b) Indebtedness in respect of Metal Trading Agreements pursuant to SECTION 8.2.7;

     (c) in the case of MMS, at any date (i) unsecured Indebtedness outstanding at such date incurred by way of open accounts of less than 270 days extended by suppliers, or letters of credit opened for the benefit of suppliers, on normal trade terms in connection with purchases of goods and services in the ordinary course of business which constitute Capital Expenditures and Operating Expenditures (and excluding, for the avoidance of doubt, Indebtedness incurred through the borrowing of money, Contingent Liabilities or retainage pursuant to any Project Document), (ii) Indebtedness not in excess of U.S.$500,000 (or the equivalent thereof in any other currency) incurred to suppliers of equipment in respect of the deferred purchase price of such equipment and (iii) Indebtedness evidenced by the Project Documents;

     (d)  Indebtedness  in  respect  of  taxes,  assessments   or
          governmental charges, and Indebtedness in respect of claims for labor, materials or supplies incurred in the ordinary course of business to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of SECTION 8.2.4;

     (e) Indebtedness in respect of judgments or awards, enforcement of which has not been stayed by reason of a pending appeal or otherwise, for a period of more than 21 days, which do not, in the aggregate, exceed U.S.$500,000 (or the equivalent thereof in any other currency) or the payment of which is not covered in full by insurance (subject to any customary deductibles) maintained with responsible insurance companies;

     (f)  Approved Subordinated Indebtedness;

     (g)  any   other   Indebtedness   disclosed   in   ITEM   11
          ("INDEBTEDNESS") of the Disclosure Schedule; and

     (h) in the case of MMS, Indebtedness (but not for borrowed money or precious metals) not otherwise permitted by any of the foregoing, in an aggregate principal amount not in excess of U.S.$500,000 (or the equivalent
          thereof  in  any  other  currency)  at  any  one   time
          outstanding.

8.3.3     LIENS

     Neither the Borrower nor MMS will (or will permit its Subsidiaries to) create, incur, assume or suffer to exist any Lien upon any of its properties, revenues or assets, whether now owned or hereafter acquired, except:

     (a) Liens in favor of any of the Finance Parties granted pursuant to any Loan Document;

     (b)  Liens  arising from mandatory provisions of  Applicable
          Law;

     (c)  Liens   specifically  permitted   by   the   Collateral
          Agreements and the Account Agreement;

     (d) in the case of MMS, Liens in respect of deferred value added tax relating to imported goods constituting
          Project Assets;

     (e) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or in the case of any other claims, where failure to make payment therefor would not be likely to result in a Materially Adverse Effect with respect to such Obligor;

     (f) Liens of carriers, warehousemen, mechanics, materialmen, suppliers and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

     (g) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

     (h) judgment Liens (relating to judgments or awards which do not in the aggregate, exceed U.S.$500,000 (or the equivalent thereof in any other currency)) in existence less than 21 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

     (i) in the case of MMS, Liens securing Indebtedness permitted to be incurred pursuant to SECTION 8.3.2(c)(ii); PROVIDED, HOWEVER, that any such Lien shall attach only to the equipment in respect of which such Indebtedness is incurred; and

     (j) any other Lien disclosed in ITEM 12 ("LIENS") of the Disclosure Schedule.

8.3.4     CAPITAL EXPENDITURES

     MMS will not incur Capital Expenditures other than (i) as permitted by the Base Case; (ii) those required for replacements and repairs, the maintenance of satisfactory operating conditions essential to the Project and ensuring that the Project is in compliance with its obligations under SECTION 8.2.8 and (iii) additional Capital Expenditures in an amount not to exceed U.S.$500,000 (or its equivalent in any other currency) in any Fiscal Year.

8.3.5     INVESTMENTS

     Neither MMS nor the Borrower will acquire all or substantially all of the assets of any other Person or form or suffer to exist any Subsidiary (other than any Subsidiary of the Borrower existing on the Effective Date and listed in ITEM 7 ("SUBSIDIARIES") of the Disclosure Schedule) and will not make, incur, assume or suffer to exist any Investment in any other Person, except:

    (a) in the case of the Borrower, Investments by way of Approved Subordinated Indebtedness made in favor of MMS (subject at all times to the Intercompany Subordination Agreement) or Capital Contributions made, whether directly or indirectly through any intermediate Subsidiary, in favor of MMS or Monarch Mexico; and

    (c)  in  the  case  of MMS and the Borrower, Cash  Equivalent
          Investments permitted to be made with balances standing to the credit of the Proceeds Account pursuant to
          ARTICLE 4.

8.3.6     RESTRICTED PAYMENTS, ETC.

     Neither the Borrower nor MMS will:

     (a) declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of its capital stock (now or hereafter outstanding) or on any warrants, options, convertible securities or other rights with respect to any shares of any class of its capital stock (now or hereafter outstanding) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any shares of any class of its capital stock (now or hereafter outstanding) or warrants, options, convertible securities or other rights with respect to any shares of any class of its capital stock (now or hereafter outstanding);

     (b)  repay,  redeem,  purchase  or  otherwise  defease   any
          Indebtedness owing to, or make any other payment to or on behalf of, any Affiliate (including all Approved
          Subordinated Indebtedness); or

     (c) make any deposit for any of the foregoing purposes or otherwise discharge any Indebtedness incurred by any Affiliate;

     PROVIDED, HOWEVER, that the foregoing Obligors may make payment to any payee of any Indebtedness described above, make any other payment to any of its Affiliates or take any other action for any of the foregoing purposes using moneys in the Proceeds Account so long as:

     (i)  such payment is made, once during each six month period
          (and only on a Payment Date, after giving effect to payments of Principal Amounts required pursuant to SECTION 3.1.1 or, if the Principal Amount scheduled to be repaid on a Payment Date is prepaid pursuant to SECTION 3.1.2(a), on the date of such prepayment) but only to the extent of Available Free Cashflow (computed as at such Payment Date) or as at the date of such prepayment; and

     (ii) no Default (including arising under SECTION 8.1.5) shall have then occurred and be continuing or would result from such proposed payment.

8.3.7     TAKE OR PAY CONTRACTS

     Except as set forth in ITEM 13 ("TAKE OR PAY CONTRACTS") of the Disclosure Schedule neither MMS nor the Borrower will not enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by such Obligor regardless of whether or not such materials, supplies, other property or services are delivered or furnished to it. For the avoidance of doubt, nothing in this Section shall prohibit such Obligor from entering into any Metal Trading Agreement.

8.3.8     CONSOLIDATION, MERGER, ETC.

     Neither the Borrower nor MMS will liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or any division thereof); PROVIDED, HOWEVER, with the prior written consent of the Administrative Agent (not to be unreasonably withheld), each such Obligor may be involved in reorganizations by Hecla Mining of its Subsidiaries as long as the structure of and the benefits conferred by the Liens pursuant to the Collateral Agreements in effect before such reorganization shall be maintained.

8.3.9     ASSET DISPOSITIONS,  ETC.

     Neither MMS nor the Borrower will sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, any of its assets (including accounts receivable) to any Person, unless, in the case of
     MMS:

     (a) such disposition is made in the ordinary course of business and consists of finished goods inventories (which may consist of gold bearing concentrates, dore, gold-bearing ore, refined gold or other product forms customarily sold as end products in the mining industry);

     (b) such disposition is of obsolete, redundant or replaced assets, which are no longer used or useful to MMS; or

     (c) the net book value of all assets disposed of by MMS (excluding, however, assets disposed of pursuant to CLAUSES (a) and (b)) in the same Fiscal Year does not exceed U.S.$500,000 (or the equivalent thereof in any other currency) and fair value in cash is received therefor.

     Nothing in this Section is intended to restrict MMS' ability to sell, transfer or otherwise dispose of the Monarch Mexico Shares or any assets of Monarch Mexico, whether to an Affiliate of Hecla Mining or otherwise.

8.3.10    TRANSACTIONS WITH AFFILIATES

     Neither MMS nor the Borrower will enter into, or cause, suffer or permit to exist:

     (a)  any  arrangement  or  contract pursuant  to  which  any
          Indebtedness  is  extended  by  such  Obligor  to   any
          Affiliate;

     (b) any arrangement or contract with any of its Affiliates of a nature customarily entered into by Persons which are Affiliates of each other (including management or similar contracts or arrangements relating to the allocation of revenues, taxes and expenses or otherwise) requiring any payments to be made by such Obligor to any Affiliate unless such arrangement is fair and equitable to such Obligor; and

     (c) any other transaction, arrangement or contract with any of its other Affiliates which would not be entered into by a prudent Person in the position of such Obligor with, or which is on terms which are less favorable to such Obligor than are obtainable from, any Person which is not one of its Affiliates.

8.3.11    RESTRICTIVE AGREEMENTS, ETC.

     Neither MMS nor the Borrower will enter into any agreement (excluding this Agreement and the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of such Obligor to amend or otherwise modify this Agreement or any other Operative Document.

8.3.12    PROJECT DOCUMENTS

     (a) MMS will not in any material respect (x) amend, modify or waive, terminate, replace or discharge performance under any Material Project Document without the prior written consent of the Administrative Agent or (y) amend, modify or waive, terminate, replace or discharge performance under any Project Document (not being a Material Project Document) without giving notice (as soon as practicable and in any event within 30 days following the relevant event) to the Administrative Agent.

     (b) MMS will not enter into any contract or agreement that would be considered a Material Project Document without the prior written consent of the Administrative Agent. For the avoidance of doubt, any such new contract or agreement entered into by MMS to which the Administrative Agent shall have granted its consent shall be considered and designated a "MATERIAL PROJECT DOCUMENT" for all purposes of this Agreement.

     (c) MMS will not enter into any contract or agreement relating to the operation or maintenance of the Project with a contractual value (however denominated) in excess of U.S$500,000 or the equivalent thereof in any other currency (other than any Material Project Document, any Project Document described in SUB-CLAUSE
          (b) of the definition thereof or any permitted replacement therefor) without giving notice thereof to the Administrative Agent as soon as practicable (and in any event no later than 30 days thereafter). Any such new contract or arrangement shall be considered and designated a "PROJECT DOCUMENT".

     (d) MMS will, as soon as practicable following execution thereof, provide a true and complete copy of any new or replacement contract or agreement (or amendment thereof or supplement thereto) described in CLAUSE (a), (b) or
          (c) to the Administrative Agent and will take all actions as the Collateral Agent shall reasonably require in order that MMS' right, title and interest into and under such contract or agreement will be assigned by way of security in favor of the Finance Parties.

8.3.13    ROYALTY AGREEMENTS

     MMS  will  not  enter  into any agreement  relating  to  the granting of royalties or net profits interests in connection with the Project other than as set forth in the royalty agreements listed in ITEM 14 ("ROYALTY AGREEMENTS") of the Disclosure Schedule.

9.   EVENTS OF DEFAULT

9.1  EVENTS OF DEFAULT

     The term "EVENT OF DEFAULT" shall mean any of the events set forth in this Section.

9.1.1     NON-PAYMENT OF OBLIGATIONS

     Any Obligor:

     (a) shall default in the payment or prepayment when due of any Principal Amount of or shall default in the provision of collateral pursuant to an election made under SECTION 3.1.2(b)(y); or

     (b)  shall  default  in the payment when due  of  any  other
          Obligation (and such default shall continue unremedied for a period of two days).

9.1.2     NON-PERFORMANCE OF CERTAIN COVENANTS

     (a) At any date or with respect to any date described in the definitions of any of the ratios set forth in the following clauses at which compliance is required in the future: (i) the Loan Life Cover Ratio shall be (or shall be projected to be) less than 1.25:1.0, (ii) the Project Life Cover Ratio shall be (or shall be projected to be) less than 1.5:1.0 or (iii) the Debt Service Cover Ratio shall be (or shall be projected to be) less than 1.15:1.0.

     (b) Any relevant Obligor shall default in the due performance and observance of any of its obligations under SECTION 8.1.5(d) or (e), 8.2.3, 8.2.10 or 8.3
          (other than, to the extent such default shall have arisen as a result of any action or event beyond the control of the relevant Obligor, SECTION 8.3.2 or 8.3.3).

9.1.3     NON-PERFORMANCE OF OTHER OBLIGATIONS

     The Borrower or any other Obligor shall default in the due performance or observance of any term, condition, covenant or agreement, whether contained herein or in any other Loan Document executed by it (other than a default arising pursuant to SECTION 9.1.1 or 9.1.2) and, if capable of cure or remedy, such default shall continue unremedied for a period of 10 Business Days (or such longer period as the Administrative Agent may agree, if the Administrative Agent determines that such default is reasonably capable of being cured within such longer period) after notice thereof shall have been given to the Borrower or such other Obligor by the Administrative Agent.

9.1.4     BREACH OF REPRESENTATION OR WARRANTY

     Any representation or warranty of the Borrower or any other Obligor hereunder or in any other Loan Document executed by it or in any other writing furnished by or on behalf of such Obligor to any Finance Party for the purposes of or in connection with this Agreement or any such Loan Document is or shall be incorrect when made in any material respect.

9.1.5     DEFAULT ON OTHER INDEBTEDNESS

     A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, by any of the Borrower or MMS under any Indebtedness (excluding Indebtedness described in SECTION
     9.1.1) of such Obligor having a principal amount, individually or in the aggregate, in excess of U.S.$500,000 (or the equivalent of any of the foregoing in any other currency), or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if (a) (i) the effect of such default is to permit (after the passage of time, the giving of notice, the making of any required determination or any combination of the foregoing) the acceleration of the maturity of any such Indebtedness and (ii) in the reasonable opinion of the Administrative Agent such default is not capable of being cured within the applicable period for cure set forth in the relevant documentation relating to such Indebtedness, or (b) such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

9.1.6     BANKRUPTCY, INSOLVENCY, ETC.

     Any Obligor shall:

     (a) become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due;

     (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for such Person, or any property of any thereof, or make a general assignment for the benefit of creditors;

     (c)  in   the  absence  of  such  application,  consent   or
          acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for such Person or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that each of the Borrower and MMS hereby expressly authorizes the Administrative Agent to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend the rights of the Finance Parties under the Loan Documents;

     (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of any Person and, if such case or proceeding is not commenced by such Person, such case or proceeding shall be consented to or acquiesced in by such Person or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that each of the Borrower and MMS hereby expressly authorizes the Administrative Agent to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend the rights of the Finance Parties under the Loan Documents;

     (e) suffer any comparable event to any of the foregoing in any jurisdiction; or

     (f) take any corporate action authorizing, or in furtherance of, any of the foregoing.

9.1.7     METAL TRADING AGREEMENTS

     Any default shall occur under any of the Metal Trading Agreements or any of the foregoing shall terminate or cease in whole or in part to be the legal, valid and binding obligation of the counterparty thereunder or the assignment by Hecla Mining (or any Affiliate thereof other than the Borrower) of any of such Metal Trading Agreements to the Borrower shall terminate or cease in whole or in part to transfer their benefits to the Borrower; PROVIDED, HOWEVER, that no Event of Default shall be deemed to have occurred pursuant to this Section if, within five Business Days after such default, termination or cessation, the Borrower effects replacement Metal Trading Agreements such that the Borrower would again be in compliance with the obligations set forth in SECTION 8.2.7.

9.1.8     PROJECT DOCUMENTS, ETC.

     (a) Any of the Project Documents (other than as permitted by in SECTION 8.3.12(a)) shall terminate or for any reason cease to be in full force and effect in accordance with its terms except if such termination or cessation is (i) capable of cure or remedy by MMS, in which case such termination or cessation is not remedied within ten Business Days after the occurrence thereof or (ii) in the normal course of the relevant contractual terms of such Project Documents.

     (b)  A  default  by  any  party under  any  of  the  Project
          Documents (other than as permitted by SECTION 8.3.12(a)) shall occur, and such default would result in a Materially Adverse Effect with respect to MMS and such default, if capable of cure or remedy, is not remedied within twenty (20) Business Days after notification to MMS from the Administrative Agent that it is of such opinion.

9.1.9     IMPAIRMENT OF LOAN DOCUMENTS

     This Agreement or any other Loan Document shall terminate or cease in whole or part to be the legal, valid, binding and enforceable obligation of the relevant Obligor party thereto; the relevant Obligor shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected Lien which, except as permitted by
     SECTION 8.3.3, ranks first in priority.

9.1.10    ABANDONMENT, MINING RIGHTS

     (a) MMS shall abandon all or any significant portion of its interest in the Project or any material Project Assets, put the Project on a care and maintenance basis or surrender, cancel or release, or suffer any termination or cancellation of any of its material rights or interests in the Project or the Project Assets, other than as specifically permitted by this Agreement or other than as MMS shall have evidenced to the Administrative Agent are not required in connection with the Project.

     (b) Any Person other than MMS shall acquire valid Mining Rights in respect of all or any portion of the Project Assets, unless the Borrower shall have evidenced to the Administrative Agent that such Mining Rights (as so acquired by such other Person) would not be required in connection with the Project.

9.1.11    JUDGMENTS

     Any judgment or order for the payment of money in excess  of
     U.S.$500,000  (or  the  equivalent  thereof  in  any   other
     currency) shall be rendered against either the Borrower and MMS and either:

     (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

     (b) there shall be any period of 21 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect, unless the payment of such judgment is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies.

9.1.12    CHANGE IN CONTROL

     Any Change in Control shall occur.

9.1.13    MATERIALLY ADVERSE EFFECT

     Any event (other than as enumerated in any other provision of this Article) shall occur or condition shall exist which constitutes a Materially Adverse Effect.

9.1.14    CEASE TO CARRY ON BUSINESS

     MMS ceases or threatens to cease to carry on, or is restrained from carrying on in the ordinary course the Project, its business or a substantial part thereof, and in the case of any restraint caused by a Person other than MMS, MMS does not recommence its business as aforesaid within 60 days (unless such cessation or restraint is covered by business interruption insurance and the Administrative Agent is of the view that MMS would be able to recommence its business after the end of such 60 day period and continue to perform its obligations under the Operative Documents to which it is a party).

9.1.15    POLITICAL RISK EVENTS

     (a) Any risk or event covered by Political Risk Insurance shall occur.

     (b) Any Governmental Agency shall condemn, nationalize, seize or otherwise expropriate all or any substantial part of the Project or the MMS Shares or assume custody or control of the Project.

9.2  ACTION IF BANKRUPTCY

     If an Insolvency Event shall occur, the Commitments (if not theretofore terminated) shall automatically terminate, without notice, and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

9.3  ACTION IF OTHER EVENT OF DEFAULT

     If any Event of Default (other than an Insolvency Event) shall occur for any reason, whether voluntary or involuntary, and be continuing the Administrative Agent may (acting with the consent of the Required Lenders), and upon the direction of the Required Lenders, shall, upon notice or demand to the Borrower, declare all or any portion of the outstanding principal amount of the Loans to be due and payable and any or all other Obligations (excluding, however, unless express instructions to the contrary are received from the relevant Lender, Obligations in respect of any Metal Trading Agreement to which such Lender is a party) to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and any and all other such Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, such Commitments shall terminate.

10.  THE AGENTS

10.1 ACTIONS

     Each Lender authorizes the Collateral Agent and the Administrative Agent to act in the relevant capacity on behalf of such Lender under this Agreement and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by such Agent (with respect to which such Agent agrees that it will, subject to the last paragraph of this Section, comply in good faith except as otherwise advised by counsel to the effect that any such compliance might subject such Agent to any liability of whatsoever nature), to exercise such powers hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto.

     Without limiting the generality of the foregoing, each Lender hereby authorizes:

     (a) the Collateral Agent to act on behalf of such Lender to execute and accept on its behalf the Collateral Agreements and to take all such actions thereunder necessary or appropriate with respect to management or enforcement of the collateral security provided by such Collateral Agreements and enforcement of the rights of the Finance Parties thereunder; and

     (b) the Administrative Agent to approve (i) in consultation with the Borrower and the Independent Consultant, the Base Case and (ii) take all such actions as may be necessary or appropriate in connection with the technical aspects of this Agreement, the other Operative Documents and the transactions contemplated hereby and thereby.

     Each Lender agrees (which agreement shall survive any termination of this Agreement) to indemnify each Agent, PRO RATA, according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any other Loan Document, including the reimbursement of each Agent for all out-of-pocket expenses (including attorneys' fees and expenses) incurred by such Agent hereunder or in connection herewith or with any other Loan Document or in enforcing the Obligations under this Agreement or any other Loan Document (subject as aforesaid) in all cases as to which such are not reimbursed by the Borrower (or another Obligor); PROVIDED, HOWEVER, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined by a court of competent jurisdiction in a final proceeding to have resulted from either Agent's gross negligence or wilful misconduct. Neither Agent shall be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document,
     unless  it  is  indemnified  to  its  satisfaction  by   the
     relevant Lenders against loss, costs, liability and expense. If any indemnity in favor of either Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

10.2 FUNDING RELIANCE, ETC.

     Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m. on the day prior to the proposed Borrowing Date or Conversion Date that such Lender will not make available the amount which would constitute its Percentage of the Loans to be made by all the Lenders on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to the relevant Loans.

10.3 EXCULPATION

     Neither Agent nor any of its directors, officers, employees or agents shall be liable to any Finance Party for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, or responsible for any recitals or warranties herein or therein, or for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, or to make any inquiry respecting the performance by the Borrower or any other Obligor of its obligations hereunder or thereunder, or the validity, genuineness, creation, perfection or priority of the Liens created by any Loan Document, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security. Each Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement, or writing which it believes to be genuine and to have been presented by a proper Person.

10.4 SUCCESSORS

     Either  Agent may resign as such at any time upon  at  least
     30  days'  prior notice to the Borrower and all the Lenders.
     If either Agent at any time shall resign, the Required

     Lenders may appoint another Lender as the relevant successor Agent which shall thereupon become such Agent hereunder. If no such successor Agent shall have been so appointed as aforesaid, and shall have accepted such appointment, within 30 days after such retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Required Lenders, appoint a relevant successor Agent, which shall be one of the Lenders or a commercial banking institution having a combined capital and surplus of at least U.S.$500,000,000 (or the equivalent thereof in another currency). Upon the acceptance of any appointment as an Agent hereunder by any successor Agent, such successor Agent shall be entitled to receive from the relevant retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the relevant retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement and each other Loan Document.

10.5 LOANS BY STANDARD BANK

     Standard Bank shall have the same rights and powers with respect to the Loans made by it or any of its Affiliates as any Lender and may exercise the same as if it were not the Administrative Agent or the Collateral Agent. Each of Standard Bank and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Obligor or any Affiliate of any thereof as if Standard Bank were not an Agent.

10.6 STANDARD BANK AS ADMINISTRATIVE AGENT

     In acting as Administrative Agent for the Lenders, Standard Bank's banking division will be treated as a separate entity from any other of its divisions (or similar unit of the Administrative Agent in any subsequent re-organization) or subsidiaries (the "OTHER DIVISIONS") and, in the event that the Administrative Agent should act for any Obligor or Affiliate thereof in a corporate finance or other advisory capacity ("ADVISORY CAPACITY"), any information given by such person to one of the Other Divisions is to be treated as confidential and will not be available to any of the Finance Parties without the consent of such persons provided that:-

     (a) the consent of such Obligor or Affiliate will not be required in relation to any information which the
          Administrative Agent in its discretion determines relates to a Default or in respect of which the Lenders have given a confidentiality undertaking in a form satisfactory to the Administrative Agent and the relevant Obligor or Affiliate acting reasonably; and

     (b) if representatives or employees of the Administrative Agent receive information in relation to an Obligor or Affiliate or while acting in an Advisory Capacity they will not be obliged to disclose such information to representatives or employees of the Administrative Agent in their capacity as agent bank hereunder or to any of the Lenders if to do so would breach any rule or regulation or fiduciary duty imposed upon such Persons.

10.7 CREDIT DECISIONS

     Each Lender acknowledges that, it has, independently of the Agents and each other Lender, and based on the financial and other information referred to in SECTION 7.5 and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to maintain its Commitments and participate in the Facility. Each Lender also acknowledges that it will, independently of the Agents and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

10.8 COPIES, ETC

     Each Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to such Agent by any Obligor pursuant to the terms of this Agreement or any of the other Loan Documents. Each Agent will distribute to the relevant Lenders each Instrument received for its account (but excluding, for the avoidance of doubt, any fee letter referred to in SECTION 3.3.1) and copies of all other communications received by such Agent from any Obligor for distribution to the Lenders by such Agent in accordance with the terms of this Agreement or any other of the Loan Documents.

11.  MISCELLANEOUS

11.1 WAIVERS, AMENDMENTS, ETC

     The provisions of this Agreement and of each other Loan Document (except to the extent expressly otherwise set forth in such Loan Document) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower (or any other relevant Obligor party to such Loan Document), the Required Lenders (or, in the case of the MMS Guaranty, the Account Agreement and the Collateral Agreements, the Required Collected Lenders), the Collateral Agent (but only if such provision involves the rights or obligations of the Collateral Agent) and the Administrative Agent (but only if the relevant provision involves the rights or obligations of the Administrative Agent); PROVIDED, HOWEVER, that no such amendment, modification or waiver which would:

     (a) modify any requirement hereunder that any particular action be taken or a determination be made by, or with the consent of or in consultation with all the Lenders or the Collected Lenders or by the Required Lenders or by the Required Collected Lenders shall be effective unless consented to by each Lender;

     (b)  modify this Section, change the definition of "REQUIRED
          LENDERS" or "REQUIRED COLLECTED LENDERS", increase the Aggregate Commitment Amount, change the definition of "PERCENTAGE" with respect to any Lender, or otherwise subject any Lender to any additional obligation hereunder, shall be effective without the consent of all the Lenders;

     (c) extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on any Loan or any commitment commission or any other amount payable hereunder or under any other relevant Loan Document shall be made without the consent of all the Lenders;

     (d) reduce any fee described in SECTION 3.3.1 or affect the interests, rights or obligations of either Agent QUA Agent shall be made without the consent of such Agent;

     (e) except as specifically provided for in this Agreement or any relevant Collateral Agreement, authorize or effect the release of any material collateral which is the subject of any Lien granted or purported to be granted pursuant to any such Collateral Agreement shall be made without the consent of all the Lenders or the Collected Lenders; or

     (f)  modify  any  term of this Agreement or any  other  Loan
          Document expressly relating to the priority of payment of, or the granting of any security in respect of, any obligations of the Borrower under any Metal Trading Agreement or similar arrangement to which any Lender is a party shall be made without the consent of such Lender.

     No  failure  or  delay on the part of  any  of  the  Finance
     Parties in exercising any power or right under this Agreement or any other Loan Document to which it is a party shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower or MMS in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Finance Party under this Agreement or any other Loan Document to which it is a copy shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

11.2 NOTICES

     All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall  be  in  writing  or  by telex  or  by  facsimile  and addressed  or  delivered to it at the relevant  address  for such party set forth below its signature hereto and designated as its "ADDRESS FOR NOTICES" or at such other address as may be designated by such party in the relevant Loan Document or a notice to the other parties. Any notice, if sent by hand delivery or courier delivery, shall be deemed received on the Business Day when delivered and, if transmitted by telex or facsimile, shall be deemed given on the Business Day when transmitted (answerback confirmed in the case of telexes and transmission confirmed by the sending facsimile machine in the case of facsimiles).

11.3 COSTS AND EXPENSES

     (a) Without prejudice to similar obligations of any Obligor under any other Loan Document, the Borrower agrees to pay on demand all Political Risk Insurance premiums (to the extent payable by either Agent), all reasonable out-of-pocket expenses (inclusive of United Kingdom Value Added Tax or any other similar tax) of each Agent for the negotiation, preparation, execution and delivery of this Agreement and each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required (including the reasonable fees and expenses of counsel and designated local counsel to either Agent from time to time incurred in connection therewith), whether or not the transactions contemplated hereby are consummated, and all expenses (inclusive as aforesaid) of the Agents (including reasonable fees and expenses of counsel and designated local counsel to either Agent and any stamp or other taxes) incurred in connection with the preparation and review of the form of any Instrument relevant to this Agreement or any other Loan Document, the consideration of legal questions relevant hereto and thereto and the filing, recording, refiling or re-recording of any Loan Document and all amendments or supplements to any thereof and any and all other documents or Instruments of further assurance required to be filed or recorded or refiled or re-recorded by the terms hereof or of any other Loan Document.

     (b)  The  Borrower  agrees to pay on demand  all  reasonable expenses of each of the Administrative Agent's officers or agents in connection with its on-site inspections of the Project and all fees and reasonable expenses of (i) the independent chartered accountants and certified public accountants in connection with the performance of their duties described in SECTION 8.1.4 and
          (ii) the Independent Consultant, any Insurance Consultant and the Account Bank in performing their functions under this Agreement and each other relevant Loan Document. Notwithstanding the foregoing, prior to the occurrence of a Default, the Borrower shall only be required to pay the fees and reasonable expenses of
          (i) the Independent Consultant in connection with its semi-annual on-site inspections of the Project (during the first two  years
          following  the  Effective Date) and its annual  on-site
          inspections  of  the  Project  thereafter,   (ii)   any
          independent chartered accountants and certified public accountants in case of a BONA FIDE dispute with the
          Borrower  or  MMS  concerning the financial  statements
          delivered pursuant to SECTION 8.1.1(a) or 8.1.1(b)  and
          (iii)  an  Insurance Consultant in case of any  dispute
          with  MMS  concerning  its  obligations  described   in
          SECTION 8.2.5.

     (c) The Borrower agrees to reimburse each Finance Party upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and expenses and inclusive of United Kingdom Value Added Tax or any other similar tax) incurred by such Finance Party in connection with (i) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (ii) the enforcement of any such Obligations.

11.4 INDEMNIFICATION

     In consideration of the execution and delivery of this Agreement by each Finance Party and the extension of the Commitments, each of the Borrower and MMS (without prejudice to any similar obligations of any of the Obligors pursuant to any applicable Loan Document) hereby indemnifies, exonerates and holds each Finance Party and each of such Finance Party's Affiliates, officers, directors, shareholders, employees and agents (collectively, the "INDEMNIFIED PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages and expenses in connection therewith, in each case arising from the claims of third parties including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

     (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

     (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties;

     (c) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by MMS of any Hazardous Material in connection with the Project; or

     (d) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases or threatened releases from, any real property owned or operated by MMS of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, MMS, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower and MMS hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities for which each is liable hereunder and which is permissible under Applicable Law.

11.5 SURVIVAL

     The obligations of the Borrower and MMS under SECTIONS 3.3, 5.2, 5.3, 5.4, 5.6, 11.3 and 11.4 and the obligations of the relevant Lenders under SECTION 10.1, shall, in each case, survive any termination of this Agreement. The representations and warranties made by the Obligors in this Agreement and in each other Loan Document to which it is a party shall survive the execution and delivery of this Agreement and each such other Loan Document.

11.6 SEVERABILITY

     Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such other Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

11.7 HEADINGS

     The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

11.8 COUNTERPARTS; EFFECTIVENESS

     This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower, MMS, the Collateral Agent and the
     Administrative Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective on the date (the "EFFECTIVE DATE") when counterparts hereof executed on behalf of the Borrower, MMS, the Collateral Agent and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent.

11.9 GOVERNING LAW; ENTIRE AGREEMENT

     (a)  THIS AGREEMENT AND, UNLESS OTHERWISE SPECIFIED THEREIN,
          EACH  OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE  A
          CONTRACT  MADE UNDER AND GOVERNED BY THE INTERNAL  LAWS
          OF THE STATE OF NEW YORK.

     (b) This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, or document with respect thereto.

11.10SUCCESSORS AND ASSIGNS

     This Agreement shall be binding upon and shall inure to  the
     benefit   of   the  parties  hereto  and  their   respective
     successors and assigns; PROVIDED, HOWEVER, that:

     (a) neither the Borrower nor MMS may assign or transfer its rights or obligations without the prior written consent of the Administrative Agent, the Collateral Agent and all the Lenders; and

     (b) the rights of sale, assignment, and transfer of the Lenders are subject to SECTION 11.11.

11.11SALE AND TRANSFER OF LOANS; PARTICIPATIONS IN LOANS

     Each Lender may assign, or sell participations in, its Loans and Commitments in accordance with this Section.

11.11.1   ASSIGNMENTS

     Any Lender, with notice to the Borrower and the Administrative Agent, may assign and delegate to any of its Affiliates or to any other Lender or to one or more commercial banks, as set forth in this Section. Each Person described as being the Person from or to whom such assignment and delegation is to be made, being hereinafter referred to as an "ASSIGNOR LENDER" or "ASSIGNEE LENDER", respectively.

     Each Assignor Lender may assign and delegate all or any fraction of such Assignor Lender's total Loans and Commitments. Such assignment and delegation shall be of a constant, and not a varying, percentage of all the Assignor Lender's Loans and Commitments in a minimum aggregate amount of U.S.$3,000,000 (or the Gold equivalent thereof calculated at the Original Gold Price); PROVIDED, HOWEVER, that any transfer by any Lender of any Commitment shall require the consent (not to be unreasonably withheld or delayed) of the Administrative Agent; and PROVIDED, FURTHER, HOWEVER, that, the Borrower, MMS and each Agent shall be entitled to continue to deal solely and directly with the Assignor Lender in connection with the interests so assigned and delegated to an Assignee Lender until:

     (a) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Administrative Agent by such Assignor Lender and such Assignee Lender;

     (b) such Assignee Lender shall have executed and delivered to the Borrower and the Administrative Agent a Lender
          Assignment Agreement, which shall have been accepted by the Administrative Agent;

     (c) the Administrative Agent shall have been provided with such evidence as the Administrative Agent may reasonably request in connection with any Approval required or advisable in connection with such assignment and delegation; and

     (d) the processing fees (if any) described below shall have been paid.

     From and after the date that the Administrative Agent accepts such Lender Assignment Agreement (which shall be promptly after the delivery of the documentation referred to above and after the Administrative Agent shall be satisfied that the relevant assignment is in compliance with the requirements of this Agreement and each other Loan Document under which the assignment is being effected), (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, (y) the Assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents, and (z) the Collateral Agreements which are expressed to be governed by the laws of Venezuela shall be endorsed and amended, and all necessary steps taken in relation thereto, to reflect such assignment and delegation.

     Accrued interest on that part of the Loans assigned to the Assignee Lender, and accrued fees in respect thereof, shall be paid as provided in the Lender Assignment Agreement. Except in the case where any such Assignee Lender is an Affiliate of such Assignor Lender, such Assignor Lender or such Assignee Lender shall also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of U.S.$1,500. Any attempted assignment and delegation not made in accordance with this Section shall be null and void.

     In no event shall the Borrower be required to pay any amount under SECTIONS 5.2, 5.3, 5.4, 5.5 and 5.6 existing at the time of any proposed assignment to any Assignee Lender hereunder which would otherwise be payable if such assignment took place.

11.11.2   PARTICIPATIONS

     Any Lender may at any time sell to one or more commercial banks (each of such commercial banks and other Persons being herein called a "PARTICIPANT") participating interests in any of the Loans, Commitments or other interests of such Lender; PROVIDED, HOWEVER, that:

     (a) no participation contemplated in this Section shall relieve such Lender from its Commitment or its other obligations hereunder or under any other Loan Document;

     (b)  such  Lender  shall remain solely responsible  for  the
          performance   of   its  Commitment   and   such   other
          obligations;

     (c)  the Borrower, MMS and each Agent shall continue to deal solely and directly with such Lender in connection with
          such   Lender's  rights  and  obligations  under   this
          Agreement and each of the other Loan Documents;

     (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in SECTION 11.1(b) or (c); and

     (e) the Borrower shall not be required to pay any amount under SECTIONS 5.2, 5.3, 5.4, 5.5 and 5.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

     The Borrower acknowledges and agrees that each Participant, for the purposes of SECTIONS 5.2, 5.3, 5.4, 5.5, 5.6, 5.7,
     5.9,  5.10,  5.11,  11.3  and 11.4, shall  be  considered  a
     Lender.

11.12OTHER TRANSACTIONS

     Without  prejudice  to  the  provisions  of  SECTION   10.5,
     nothing contained herein shall preclude any Finance Party from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Obligor or any of their Affiliates in which such Obligor or such Affiliate is not restricted hereby from engaging with any other Person.

11.13FORUM  SELECTION  AND  CONSENT TO  JURISDICTION;  WAIVER  OF
     IMMUNITY

     ANY  LITIGATION BASED HEREON, OR ARISING OUT OF,  UNDER,  OR
     IN  CONNECTION  WITH,  THIS  AGREEMENT  OR  ANY  OTHER  LOAN
     DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING,

     STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDERS, THE BORROWER OR MMS MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND IN ADDITION IN THE COURTS OF ANY JURISDICTION WHERE ANY COLLATERAL OR OTHER PROPERTY OF ANY OBLIGOR MAY BE FOUND, INCLUDING, IN THE CASE OF MMS, THE COMPETENT COURTS OF CARACAS, VENEZUELA. EACH OF THE BORROWER AND MMS HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH
     LITIGATION. EACH OF THE BORROWER AND MMS HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM WITH OFFICES ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS AGENT FOR SERVICE OF PROCESS IN NEW YORK (THE "PROCESS AGENT"). SERVICE OF PROCESS MAY BE MADE UPON EACH OF THE BORROWER AND MMS BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO IT IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ADDRESS AND EACH OF THE BORROWER AND MMS HEREBY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN NEW YORK ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS FOR NOTICES SET FORTH BELOW ITS SIGNATURE HERETO. EACH OF THE BORROWER AND MMS HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT EITHER THE BORROWER OR MMS HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH OBLIGOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

11.14WAIVER OF JURY TRIAL

     THE  AGENTS,  THE  LENDERS,  THE  BORROWER  AND  MMS  HEREBY
     KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE AGENTS, THE LENDERS, THE BORROWER OR MMS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT.

11.15ENGLISH LANGUAGE

     This  Agreement  and  the  other Loan  Documents  have  been negotiated in English and, other than the Venezuelan Security Documents and the MMS Pledge Agreement, executed in the English language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement and the other Loan
     Documents shall be in the English language or, if not in the English language, shall be accompanied by a certified English translation thereof. In the case of any document originally issued in a language other than English, the English language version of any such document shall, absent demonstrated error, control the meaning and interpretation of the matters set forth therein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                              MONARCH RESOURCES INVESTMENTS
LIMITED
                              as the Borrower

                              By:  JOHN P. STILWELL


                             Title:  VICE PRESIDENT & CHIEF
    FINANCIAL OFFICER

                              Address for Notices:

                              care of Hecla Mining Company
                              6500 Mineral Drive
                              Coeur d'Alene, Idaho 83815-8788

                              Facsimile No.:  1-208-769-4159
                              Attention:  Chief Operating Officer

                              With a copy to:

                              Chesley White Esq.
                              Appleby Spurling Kemp
                              41 Cedar Avenue
                              Hamilton, Bermuda
                              HM EX

                              Facsimile No.: 1-441-295-5328

                              MONARCH MINERA SURAMERICANA, C.A.

                              By:  JOHN P. STILWELL

                             Title:  VICE PRESIDENT & CHIEF
    FINANCIAL OFFICER

                              Address for Notices:

                              care of Hecla Mining Company
                              6500 Mineral Drive
                              Coeur d'Alene, Idaho 83815-8788

                              Facsimile No.:  1-208-769-4159
                              Attention:  Chief Operating Officer

                              With a copy to:

                              Jorge A. Neher, Esq.
                              Neher Von Siegmund Rengifo Diquez
                              Piso 8, Oficina 8-D
                              Avenida Mohedano, La Castellana
                              Caracas 10-60, Venezuela

                              Facsimile No.:  58-2-267-0507



Commitment Amount :  U.S.$11,000,000
                                   STANDARD BANK LONDON LIMITED
                                   as a Lender

                              By:  STEVEN L. SHARPE

                              Title:  ASSISTANT GENERAL MANAGER

                              By:  D.M. NEWPORT

                              Title:     HEAD OF MINING FINANCE

                              Dollar Lending Office:



                              Gold Lending Office:



                              Address for Notices:

                              Standard Bank London Limited
                              Cannon Bridge House
                              25 Dowgate Hill
                              London EC4R 2SB

                              Facsimile No.:   44-171-815-4284
                              Attention: Steven Sharpe

                                 STANDARD BANK LONDON LIMITED
                                 as Administrative Agent

                              By:  STEVEN L. SHARPE

                              Title:  ASSISTANT GENERAL MANAGER

                              By:  D.M. NEWPORT


                              Title:  HEAD OF MINING FINANCING

                              Address for Notices:

                              Standard Bank London Limited
                              Cannon Bridge House
                              25 Dowgate Hill
                              London EC4R 2SB

                              Facsimile No.:   44-171-815-4284
                              Attention: Steven Sharpe


                                 STANDARD BANK LONDON LIMITED
                                 as Collateral Agent

                              By:  STEVEN L. SHARPE

                              Title:  ASSISTANT GENERAL MANAGER

                              By:  D.M. NEWPORT

                              Title:  HEAD OF MINING FINANCE

                              Address for Notices:

                              Standard Bank London Limited
                              Cannon Bridge House
                              25 Dowgate Hill
                              London EC4R 2SB

                              Facsimile No.:   44-171-815-4284
                              Attention: Steven Sharpe

                           SCHEDULE I

                       DISCLOSURE SCHEDULE
ITEM 1 - APPROVALS

Part A - Existing Material Approvals

AGENCY               REQUIRED APPROVAL      DATE OBTAINED
                    OR NOTIFICATION

Ministry of Energy     Mining Companies      In effect
and Mines            Registration (#3993)

Ministry of Energy     Gold, Diamonds and     August 17, 1995
and Mines            Precious Stones
                    Merchants registry
                    (#0708-J)

Venezuelan Central Bank Gold Providers Registry In effect
Venezuelan Central Bank Gold Exporters Registry
                    (BCV-045)            November 17, 1995
Ministry of Energy     Foreign Investment     In effect
and Mines /          Registration
Superintendancy of
Foreign Investments
Office

Item 2 - Current/Pending Project Documents

NAME OF CONTRACT    PURPOSE    COUNTERPARTY    DATE OF EXECUTION

Refining /          Refining of Project
TRANSPORTATION      Output and shipment
CONTRACT            to refiners outside
                    of Venezuela


ITEM 3 - LITIGATION
N/A
ITEM 4 - TAXES
The assets tax liability owing to the Government of Venezuela for 1997 and 1998, as well as the estimated assets tax for 1999, have not been paid by MMS but are shown as accrued on the March 31, 1999 financial statements of MRIL delivered in connection with the Acquisition Agreement. The liability includes interest and penalties. The liability will continue to accrue interest until paid.
ITEM 5 - ASSETS; PROPERTIES
N/A
ITEM 6 - CONTRACTUAL OBLIGATIONS
N/A
ITEM 7 - SUBSIDIARIES
The Borrower (or its nominees) owns 100% of the shares of each of monarch Mexico and MMS.
ITEM 8 - MATERIAL PATENTS AND TRADEMARKS
N/A
ITEM 9 - TECHNOLOGY
N/A
ITEM 10 - ENVIRONMENTAL MATTERS
MMS is subject to the performance of certain obligations to raise the level of the tailings impoundments and to construct a new tailings impoundment adjacent to those existing; permits for the drainage of water therefrom may require amendment and are being considered for submission to the governmental authorities.
ITEM 11 - INDEBTEDNESS
N/A
ITEM 12 - LIENS
N/A
ITEM 13 - TAKE OR PAY CONTRACTS
N/A
ITEM 14 - ROYALTY AGREEMENTS
N/A

                          SCHEDULE III
                      ADDITIONAL COSTS RATE


1. The Additional Costs Rate applicable to an Interest Period shall be the rate determined by each relevant Lender (and communicated to the Administrative Agent) to be equal to the arithmetic mean (rounded upwards, if necessary, to four decimal places) of the rates resulting from the application of the following formula:

                            A x 0.01%
                            --------
                               300

     where, in each case, on the day of application of that formula by each relevant Lender:

    A    is  the  rate of charge payable by each relevant  Lender
          to  the  Financial Services Authority  under  paragraph
          2.02 or 2.03 (as the case may be) of the Fees Regulations (but where, for this purpose, the figures at paragraph 2.02(b) and 2.03(b) of the Fees Regulations shall be deemed to be zero) and expressed in pounds per 1 million (British pounds) of the Fee Base of such Lender.

2.   For the purposes of this Schedule:-

     "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to those terms under the Bank of England Act
     1998 or by the Bank of England (as may be appropriate), on the day of the application of the formula;

     "FEE BASE" has the meaning given to that term for the purposes of, and shall be calculated in accordance with, the Fees Regulations;

     "FEES REGULATIONS" means, as appropriate, either:

     (a)  the Banking Supervision (Fees) Regulations 1998; or

     (b) such regulations as from time to time may be in force relating to the payment of fees for banking supervision in respect of periods subsequent to 28 February 1999.

3. The Additional Costs Rate applicable to a Loan for an Interest Period shall be calculated at or about 11:00 am on the first day of that Interest Period and shall be payable on the date on which interest is payable in respect of that Loan under this Agreement.

4.   Each  relevant  Lender shall determine the Additional  Costs
     Rate by application of the formula set out in paragraph 1 above on the first day of each Interest Period.

5. If there is any change in applicable law or regulation, or the interpretation thereof, by any governmental authority charged with the administration thereof, or in the nature of any request or requirement by the Financial Services Authority, the Bank of England, or other applicable banking authority, the effect of which is to impose, modify or deem applicable any fees or any reserve, special deposit, liquidity or similar requirements against assets held by, or deposits in, or for the account of, or advances by such Lender, or in any other respect whatsoever, the relevant Lender shall be entitled to vary the formula set out in paragraph 1 above so as (but only so as) to restore such Lender's position - in terms of overall return to the Lender - to that which prevailed before that change became necessary. The Lender shall notify the Borrower and the Administrative Agent of any such necessary variation to the formula and the formula, as so varied, shall be the formula for the purposes of this Agreement with effect from the date of notification.